Exhibit 10.1





                              TRIBAL-STATE COMPACT
                                     BETWEEN
                             THE STATE OF CALIFORNIA
                                     AND THE
                               CHUCKHANSI INDIANS


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                           TRIBAL-STATE GAMING COMPACT
      Between the CHUCKCHANSI INDIANS, a federally recognized Indian Tribe, and the
                               STATE OF CALIFORNIA

         This Tribal-State Gaming Compact is entered into on a government-to-government basis by and between the Chuckchansi Indians, a federally-recognized sovereign Indian tribe (hereafter "Tribe"), and the State of California, a sovereign State of the United States (hereafter "State") pursuant to the Indian Gaming Regulatory Act of 1988 (P.L. 100-497, codified at 18 U.S.C. Sec. 1166 et seq. and 25 U.S.C. Sec. 2701 et seq.) (hereafter "IGRA"), and any successor statute or amendments.

                                    PREAMBLE

         A. In 1988, Congress enacted IGRA as the federal statute governing Indian gaming in the United States. The purposes of IGRA are to provide a statutory basis for the operation of gaming by Indian tribes as a means of promoting tribal economic development, self-sufficiency, and strong tribal governments; to provide a statutory basis for regulation of Indian gaming adequate to shield it from organized crime and other corrupting influences; to ensure that the Indian tribe is the primary beneficiary of the gaming operation; to ensure that gaming is conducted fairly and honestly by both the operator and players; and to declare that the establishment of an independent federal regulatory authority for gaming on Indian lands, federal standards for gaming on Indian lands, and a National Indian Gaming Commission are necessary to meet congressional concerns.

         B. The system of regulation of Indian gaming fashioned by Congress in IGRA rests on an allocation of regulatory jurisdiction among the three sovereigns involved: the federal government, the state in which a tribe has land, and the tribe itself. IGRA makes Class III gaming activities lawful on the lands of federally-recognized Indian tribes only if such activities are: (1) authorized by a tribal ordinance, (2) located in a state that permits such gaming for any purpose by any person, organization or entity, and (3) conducted in conformity with a gaming compact entered into between the Indian tribe and the state and approved by the Secretary of the Interior.

         C. The Tribe does not currently operate a gaming facility that offers Class III gaming activities. However, on or after the effective date of this Compact, the Tribe intends to develop and operate a gaming facility offering Class III gaming activities on its reservation land, which is located in Madera County of California.

         D. The State enters into this Compact out of respect for the sovereignty of the Tribe: in recognition of the historical fact that Indian gaming has become the single largest revenue-producing activity for Indian tribes in the United Stares: out of a desire to terminate pending "bad faith" litigation between the Tribe and the State; to initiate a new era of tribal-state cooperation in areas of mutual concern: out of a respect for the sentiment of the voters of California who, in approving Proposition 5, expressed their belief that the forms of gaming authorized

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herein should be allowed; and in anticipation of voter approval of SCA 11 as passed by the California legislature.

         E. The exclusive rights that Indian tribes in California, including the Tribe, will enjoy under this Compact create a unique opportunity for the Tribe to operate its Gaming Facility in an economic environment free of competition from the Class III gaming referred to in Section 4.0 of this Compact on non-Indian lands in California. The parties are mindful that this unique environment is of great economic value to the Tribe and the fact that income from Gaming Devices represents a substantial portion of the tribes' gaming revenues. In consideration for the exclusive rights enjoyed by the tribes, and in further consideration for the State's willingness to enter into this Compact, the tribes have agreed to provide to the State, on a sovereign-to-sovereign basis, a portion of its revenue from Gaming Devices.

         F. The State has a legitimate interest in promoting the purposes of IGRA for all federally-recognized Indian tribes in California, whether gaming or non-gaming. The State contends that it has an equally legitimate sovereign interest in regulating the growth of Class Ill gaming activities in California. The Tribe and the State share a joint sovereign interest in ensuring that tribal gaming activities are free from criminal and other undesirable elements.

         Sec. 1.0 PURPOSES AND OBJECTIVES.

         The terms of this Gaming Compact are designed and intended to:

         (a) Evidence the goodwill and cooperation of the Tribe and State in fostering a mutually respectful government-to-government relationship that will serve the mutual interests of the parties.

         (b) Develop and implement a means of regulating Class III gaming, and only Class III gaming, on the Tribe's Indian lands to ensure its fair and honest operation in accordance with IGRA, and through that regulated Class III gaming, enable the Tribe to develop self-sufficiency, promote tribal economic development, and generate jobs and revenues to support the Tribe's government and governmental services and programs.

         (c) Promote ethical practices in conjunction with that gaming, through the licensing and control of persons and entities employed in, or providing goods and services to, the Tribe's Gaming Operation and protecting against the presence or participation of persons whose criminal backgrounds, reputations, character, or associations make them unsuitable for participation in gaming, thereby maintaining a high level of integrity in tribal government gaming.

         Sec. 2.0 DEFINITIONS.

         Sec. 2.1 "Applicant" means an individual or entity that applies for a Tribal license or State certification.

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         Sec. 2.2 "Association" means an association of California tribal and state gaming regulators, the membership of which comprises up to two representatives from each tribal gaming agency of those tribes with whom the State has a gaming compact under IGRA, and up to two, delegates each from the state Division of Gambling Control and the state Gambling Control Commission.

         Sec. 2.3 "Class III gaming" means the forms of Class III gaming defined as such in 25 U.S.C. Sec. 2703(8) and by regulations of the National Indian Gaming Commission.

         Sec. 2.4 "Gaming Activities" means the Class III gaming activities authorized under this Gaming Compact.

         Sec. 2.5 "Gaming Compact" or "Compact" means this compact.

         Sec. 2.6 "Gaming Device" means a slot machine, including an electronic, electromechanical, electrical, or video device that, for consideration, permits: individual play with or against that device or the participation in any electronic, electromechanical, electrical, or video system to which that device is connected; the playing of games thereon or therewith, including, but not limited to, the playing of facsimiles of games of chance or skill; the possible delivery of, or entitlement by the player to, a prize or something of value as a result of the application of an element of chance; and a method for viewing the outcome, prize won, and other information regarding the playing of games thereon or therewith.

         Sec. 2.7 "Gaming Employee" means any person who (a) operates, maintains, repairs, assists in any Class III gaming activity, or is in any way responsible for supervising such gaming activities or persons who conduct, operate, account for, or supervise any such gaming activity, (b) is in a category under federal or tribal gaming law requiring licensing, (c) is an employee of the Tribal Gaming Agency with access to confidential information, or (d) is a person whose employment duties require or authorize access to areas of the Gaming Facility that are not open to the public.

         Sec. 2.8 "Gaming Facility" or "Facility" means any building in which Class III gaming activities or gaming operations occur, or in which the business records, receipts, or other funds of the gaming operation are maintained (but excluding offsite facilities primarily dedicated to storage of those records, and financial institutions), and all rooms, buildings, and areas, including parking lots and walkways, a principal purpose of which is to serve the activities of the Gaming Operation, provided that nothing herein prevents the conduct of Class II gaming (as defined under IGRA) therein.

         Sec. 2.9 "Gaming Operation" means the business enterprise that offers and operates Class III Gaming Activities, whether exclusively or otherwise.

         Sec. 2.10 "Gaming Ordinance" means a tribal ordinance or resolution duly authorizing the conduct of Class III Gaming Activities on the Tribe's Indian lands and approved under IGRA.

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         Sec. 2.11 "Gaming Resources" means any goods or services provided or used in connection with Class III Gaming Activities, whether exclusively or otherwise, including, but not limited to, equipment, furniture, gambling devices and ancillary equipment, implements of gaming activities such as playing cards and dice, furniture designed primarily for Class III gaming activities, maintenance or security equipment and services, and Class III gaming consulting services. "Gaming Resources" does not include professional accounting and legal services.

         Sec. 2.12 "Gaming Resource Supplier" means any person or entity who, directly or indirectly, manufactures, distributes, supplies, vends, leases, or otherwise purveys Gaming Resources to the Gaming Operation or Gaming Facility, provided that the Tribal Gaming Agency may exclude a purveyor of equipment or furniture that is not specifically designed for, and is distributed generally for use other than in connection with, Gaming Activities, if the purveyor is not otherwise, a Gaming Resource Supplier as described by of Section 6.4.5, the compensation received by the purveyor is not grossly disproportionate to the value of the goods or services provided, and the purveyor is not otherwise a person who exercises a significant influence over the Gambling Operation.

         Sec. 2.13 "IGRA" means the Indian Gaming Regulatory Act of 1988 (P.L. 100-497, 18 U.S.C. Sec. 1166 et seq. and 25 U.S.C. Sec. 2701 et seq.) any
amendments thereto, and all regulations promulgated thereunder.

         Sec. 2.14 "Management Contractor" means any Gaming Resource Supplier with whom the Tribe has contracted for the management of any Gaming Activity or Gaming Facility, including, but not limited to, any person who would be regarded as a management contractor under IGRA.

         Sec. 2.15 "Net Win" means "net win" as defined by American Institute of Certified Public Accountants.

         Sec. 2.16 "NIGC" means the National Indian Gaming Commission.

         Sec. 2.17 "State" means the State of California or an authorized official or agency thereof.

         Sec. 2.18 "State Gaming Agency" means the entities authorized to investigate, approve, and regulate gaming licenses pursuant to the Gambling Control Act (Chapter 5 (commencing with Section 19800) of Division 8 of the Business and Professions Code).

         Sec. 2.19 "Tribal Chairperson" means the person duly elected or selected under the Tribe's organic documents, customs, or traditions to serve as the primary spokesperson for the Tribe.

         Sec. 2.20 "Tribal Gaming Agency" means the person, agency, board, committee, commission, or council designated under tribal law, including, but not limited to, an intertribal

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gaming regulatory agency approved to fulfill those functions by the National
Indian Gaming Commission, as primarily responsible for carrying out the Tribe's regulatory responsibilities under IGRA and the Tribal Gaming Ordinance. No person employed in, or in connection with, the management, supervision, or conduct of any gaming activity may be a member or employee of the Tribal Gaming Agency.

         Sec. 2.21 "Tribe" means the Chuckchansi Indians, a federally-recognized Indian tribe, or an authorized official or agency thereof.

         Sec. 3.0 CLASS III GAMING AUTHORIZED AND PERMITTED. The Tribe is hereby authorized and permitted to engage in only the Class III Gaming Activities expressly referred to in Section 4.0 and shall not engage in Class III gaming that is not expressly authorized in that Section.

         Sec. 4.0 SCOPE OF CLASS III GAMING.

         Sec. 4.1 Authorized and Permitted Class III gaming. The Tribe is hereby authorized and permitted to operate the following Gaming Activities under the terms and conditions set forth in this Gaming Compact:

         (a) The operation of Gaming Devices.

         (b) Any banking or percentage card game.

         (c) The operation of any devices or games that are authorized under state law to the California State Lottery provided that the Tribe will not offer such games through use of the Internet unless others in the state are permitted to do so under state and federal law.

         (e) Nothing herein shall be construed to preclude negotiation of a separate compact governing the conduct of off-track wagering at the Tribe's Gaming Facility.

         Sec. 4.2 Authorized Gaming Facilities. The Tribe may establish and operate not more than two Gaming Facilities, and only on those Indian lands on which gaming may lawfully be conducted under the Indian Gaming Regulatory Act. The Tribe may combine and operate in each Gaming Facility any forms and kinds of gaming permitted under law, except to the extent limited under IGRA, this Compact, or the Tribe's Gaming Ordinance.

         Sec. 4.3 Authorized number of Gaming Devices

         Sec. 4.3.1 The Tribe may operate no more Gaming Devices than the larger of the following:

         (a) A number of terminals equal to the number of Gaming Devices operated by the Tribe on September 1, 1999; or

         (b) Three hundred fifty (350) Gaming Devices.

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         Sec. 4.3.2 Revenue Sharing with Non-Gaming Tribes.

         (a) For the purposes of this Section 4.3.2 and Section 5.0, the following definitions apply:

         (i) A "Compact Tribe" is a tribe having a compact with the State that authorizes the Gaming Activities authorized by this Compact. Federally-recognized tribes that are operating fewer than 350 Gaming Devices are "Non-Compact Tribes." Non-Compact Tribes shall be deemed third party beneficiaries of this and other compacts identical in all material respects. A Compact Tribe that becomes a Non-Compact Tribe may not thereafter return to the status of a Compact Tribe for a period of two years becoming a Non-Compact Tribe.

         (ii) The Revenue Sharing Trust Fund is a fund created by the Legislature and administered by the California Gambling Control Commission, as Trustee, for the receipt, deposit, and distribution of monies paid pursuant to this Section 4.3.2.

         (iii) The Special Distribution Fund is a fund created by the Legislature for the receipt, deposit, and distribution of monies paid pursuant to Section 5.0.

         4.3.2.1 Revenue Sharing Trust Fund.

         (a) The Tribe agrees with all other Compact Tribes that are parties to compacts having this Section 4.3.2, that each Non-Compact Tribe in the State shall receive the sum of $1.1 million per year. In the event there are insufficient monies in the Revenue Sharing Trust Fund to pay $1.1 million per year to each Non-Compact Tribe, any available monies in that Fund shall be distributed to Non-Compact Tribes in equal shares. Monies in excess of the amount necessary to $1.1 million to each Non-Compact Tribe shall remain in the Revenue Sharing Trust Fund available for disbursement in future years.

         (b) Payments made to Non-Compact Tribes shall be made quarterly and in equal shares out of the Revenue Sharing Trust Fund. The Commission shall serve as the trustee of the fund. The Commission shall have no discretion with respect to the use or disbursement of the trust funds. Its sole authority shall be to serve as a depository of the trust funds and to disburse them on a quarterly basis to Non-Compact Tribes. In no event shall the State's General Fund be obligated to make up any shortfall or pay any unpaid claims.

         4.3.2.2 Allocation of Licenses.

         (a) The Tribe, along with all other Compact Tribes, may acquire licenses to use Gaming Devices in excess of the number they are authorized to use under Sec. 4.3.1, but in no event may the Tribe operate more than 2,000 Gaming Devices, on the following terms, conditions, and priorities:

         (1) The maximum number of machines that all Compact Tribes in the aggregate may license pursuant to this Section shall be a sum equal to 350 multiplied by the number of Non-Compact tribes as of September 1, 1999,

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plus the difference between 350 and the lesser number authorized under
Section 4.3.1.

         (2) The Tribe may acquire and maintain, a license to operate a Gaming Device by paying into the Revenue Sharing Trust Fund, on a quarterly basis, in the following amounts:

Number of Licensed Devices                          Fee Per Device Per Annum

1-350                                               $0

351-750                                             $900

751-1250                                            $1950

1250-2000                                           $4350


         (3) Licenses to use Gaming Devices shall be awarded as follows:

         (i) First, Compact Tribes with no Existing Devices (i.e., the number of Gaming Devices operated by a Compact Tribe as of September 1, 1999) may draw up to 150 licenses for a total of 500 Gaming Devices;

         (ii) Next, Compact Tribes authorized under Section 4.3.1 to operate up to and including 500 Gaming Devices as of September 1, 1999 (including tribes, if any, that have acquired licenses through subparagraph (i)), may draw up to an additional 500 licenses, to a total of 1000 Gaming Devices;

         (iii) Next, Compact Tribes operating between 501 and 1000 Gaming Devices as of September 1, 1999 (including tribes, if any, that have acquired licenses through subparagraph (ii)), shall be entitled to draw up to an additional 750 Gaming Devices;

         (iv) Next, Compact Tribes authorized to operate up to and including 1500 gaming devices (including tribes, if any, that have acquired licenses through subparagraph (iii)), shall be entitled to draw up to an additional 500 licenses, for a total authorization to operate up to 2000 gaming devices.

         (v) Next, Compact Tribes authorized to operate more than 1500 gaming devices (including tribes, if any, that have acquired licenses through subparagraph (iv)), shall be entitled to draw additional licenses up to a total authorization to operate up to 2000 gaming devices.

         (vi) After the first round of draws, a second and subsequent round(s) shall be conducted utilizing the same order of priority as set forth above. Rounds shall continue until tribes cease making draws, at which time draws will be discontinued for one month or until the Trustee is notified that a tribe desires to acquire a license, whichever last occurs.

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         (e) As a condition of acquiring licenses to operate Gaming Devices, a non-refundable one-time pre-payment fee shall be required in the amount of $1,250 per Gaming Device being licensed, which fees shall be deposited in the Revenue Sharing Trust Fund. The license for any Gaming Device shall be canceled if the Gaming Device authorized by the license is not in commercial operation within twelve months of issuance of the license.

         4.3.2.3 The Tribe shall not conduct any Gaming Activity authorized by this Compact if the Tribe is more than two quarterly contributions in arrears in its license fee payments to the Revenue Sharing Trust Fund.

         Sec. 4.3.3 If requested to do so by either party after March 7, 2003, but not later than March 31, 2003, the parties will promptly commence negotiations in good faith with the Tribe concerning any matters encompassed by Sections 43.1 and Section 4.3.2, and their subsections.

         Sec. 5.0 REVENUE DISTRIBUTION

         Sec. 5.1 (a) The Tribe shall make contributions to the Special Distribution Fund created by the Legislature in accordance with the following schedule, but only with respect to the number of Gaming Devices operated by the Tribe on September 1, 1999:

  ----------------------------------------------------------------------------
 | Number of Terminals in |   Percent of Average                              |
 | Quarterly Device Base  |   Gaming Device Net Win                           |
 |------------------------|---------------------------------------------------|
 |    1 - 200             |   0%                                              |
 |                        |                                                   |
 |  201 - 500             |   7%                                              |
 |------------------------|---------------------------------------------------|
 |  501 - 1000            |  7% applied to the excess over 200 terminals, up  |
 |                        |  to 500 terminals, plus 10% applied to terminals  |
 |                        |  over 500 terminals, up to 1000 terminals.        |
 | -----------------------|---------------------------------------------------|
 |                        |  7% applied to excess over 200, up to             |
 |                        |  500 terminals, plus 10% applied to terminals     |
 |  1000+                 |  over 500, up to 1000 terminals, plus 13% applied |
 |                        |  to the excess above 1000 terminals.              |
  ---------------------------------------------------------------------------

         (b) The first transfer to the Special Distribution Fund of its share of the gaming revenue shall made at the conclusion of the first calendar quarter following the second anniversary date of the effective date of this Compact.

         Sec. 5.2 Use of funds. The State's share of the Gaming Device revenue shall be placed in the Special Distribution Fund, available for appropriation by the Legislature for the following purposes: (a) grants, including any administrative costs, for programs designed to address gambling addiction; (b) grants, including any administrative costs, for the support of

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state and local government agencies impacted by tribal government gaming; (c)
compensation for regulatory costs incurred by the State Gaming Agency and the state Department of Justice in connection with the implementation and administration of the Compact; (d) payment of shortfalls that may occur in the Revenue Sharing Trust Fund; and (e) any other purposes specified by the Legislature. It is the intent of the parties that Compact Tribes will be consulted in the process of identifying purposes for grants made to local governments.

         Sec. 5.3 (a) The quarterly contributions due under Section 5.1 shall be determined and made not later than the thirtieth (30th) day following the end of each calendar quarter by first determining the total number of all Gaming Devices operated by a Tribe during a given quarter ("Quarterly Device Base"). The "Average Device Net Win" is calculated by dividing the total Net Win from all terminals during the quarter by the Quarterly Terminal Base.

         (b) Any quarterly contribution not paid on or before the date on which such amount is due shall be deemed overdue. If any quarterly contribution .under Section 5.1 is overdue to the Special Distribution Fund, the Tribe shall pay to the Special Distribution Fund, in addition to the overdue quarterly contribution, interest on such amount from the date the quarterly contribution was due until the date such quarterly contribution (together with interest thereon) was actually paid at the rate of 1.0% per month or the maximum rate permitted by state law, whichever is less. Entitlement to such interest shall be in addition to any other remedies the State may have.

         (c) At the time each quarterly contribution is made, the Tribe shall submit to the State a report (the "Quarterly Contribution Report") certified by an authorized representative of the Tribe reflecting the Quarterly Device Base, the Net Win from all terminals in the Quarterly Device Base (broken down by Gaming Device), and the Average Device Net Win.

         (d) If the State causes an audit to be made pursuant to subdivision
(c), and the Average Device Net Win for any quarter as reflected on such quarter's Quarterly Contribution Reports is found to be understated, the State will promptly notify the Tribe, and the Tribe will either accept the difference or provide a reconciliation satisfactory to the State. If the Tribe accepts the difference or does not provide a reconciliation satisfactory to the State, the Tribe must immediately pay the amount of the resulting deficiencies in the quarterly contribution plus interest on such amounts from the date they were due at the rate of 1.0% per month or the maximum rate permitted by applicable law, whichever is less.

         (e) The Tribe shall not conduct Class III gaming if more than two quarterly contributions to the Special Distribution Fund are overdue.

         Sec. 6.0 LICENSING.

         Sec. 6.1 Gaming Ordinance and Regulations. All Gaming Activities conducted under this Gaming Compact shall, at a minimum, comply with a Gaming Ordinance duly adopted by the Tribe and approved in accordance with IGRA, and with all rules, regulations, procedures, specifications, and standards duly adopted by the Tribal Gaming Agency.

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         Sec. 6.2 Tribal Ownership, Management, and Control of Gaming
Operation. The Gaming Operations authorized under this Gaming Compact shall be owned solely by the Tribe.

         Sec. 6.3 Prohibition Regarding Minors. (a) Except as provided in subdivision (b), the Tribe shall not permit persons under the age of 18 years to be present in any room in which Class III Gaming Activities are being conducted unless the person is en-route to a non-gaming area of the Gaming Facility.

         (b) If the Tribe, permits the consumption of alcoholic beverages in the Gaming Facility, the Tribe shall prohibit persons under the age of 21 years from being present in any area in which Class III gaming activities are being conducted and in which alcoholic beverages may be consumed, to the extent required by the state Department of Alcoholic Beverage Control.

         Sec. 6.4 Licensing Requirements and Procedures.

         Sec. 6.4.1 Summary of Licensing Principles. All persons in any way connected with the Gaming Operation or Facility who are required to be licensed or to submit to a background investigation under IGRA, and any others required to be licensed under this Gaming Compact, including, but not limited to, all Gaming Employees and Gaming Resource Suppliers, and any other person having a significant influence over the Gaming Operation must be licensed by the Tribal Gaming Agency. The parties intend that the licensing process provided for in this Gaming Compact shall involve joint cooperation between the Tribal Gaming Agency and the State Gaming Agency, as more particularly described herein.

         Sec. 6.4.2 Gaming Facility. (a) The Gaming Facility authorized by this Gaming Compact shall be licensed by the Tribal Gaming Agency in conformity with the requirements of this Gaming Compact, the Tribal Gaming Ordinance, and IGRA. The license shall be reviewed and renewed, if appropriate, every two years thereafter. Verification that this requirement has been met shall be provided by the Tribe to the State Gaming Agency every two years. The Tribal Gaming Agency's certification to that effect shall be posted in a conspicuous and public place in the Gaming Facility at all times.

         (b) In order to protect the health and safety of all Gaming Facility patrons, guests, and employees, all Gaming Facilities of the Tribe constructed after the effective date of this Gaming Compact, and all expansions or modifications to a Gaming Facility in operation as of the effective date of this Compact, shall meet the building and safety codes of the Tribe, which, as a condition for engaging in that construction, expansion, modification, or renovation, shall amend its existing building and safety codes if necessary, or enact such codes if there are none, so that they meet the standards of either the building and safety codes of any county within the boundaries of which the site of the Facility is located, or the Uniform Building Codes, including all uniform fire, plumbing, electrical, mechanical, and related codes then in effect provided that nothing herein shall be deemed to confer jurisdiction upon any county or the State with respect to any reference to such building and safety codes. Any such construction, expansion or modification will also comply with the federal Americans with Disabilities Act, P.L. 101-336, as amended, 42 U.S.C. ss. 12101 et seq.

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         (c) Any Gaming Facility in which gaming authorized by this Gaming
Compact is conducted shall be issued a certificate of occupancy by the Tribal Gaming Agency prior to occupancy if it was not used for any Gaming Activities under IGRA prior to the effective date of this Gaming Compact, or, if it was so used, within one year thereafter. The issuance of this certificate shall be reviewed for continuing compliance every two years thereafter. Inspections by qualified building and safety experts shall be conducted under the direction of the Tribal Gaming Agency as the basis for issuing any certificate hereunder. The Tribal Gaming Agency shall determine and certify that, as to new construction or new use for gaming, the Facility meets the Tribe's building and safety code, or, as to facilities or portions of facilities that were used for the Tribe's Gaming Activities prior to this Gaming Compact, that the facility or portions thereof do not endanger the health or safety of occupants or the integrity of the Gaming Operation. The Tribe will not offer Class III gaming in a Facility that is constructed or maintained in a manner that endangers the health or safety of occupants or the integrity of the gaming operation.

         (d) The State shall designate an agent or agents to be given reasonable notice of each inspection by the Tribal Gaming Agency's experts, which state agents may accompany any such inspection. The Tribe agrees to correct any Gaming Facility condition noted in an inspection that does not meet the standards set forth in subdivisions (b) and (c). The Tribal Gaming Agency and the State's designated agent or agents shall exchange any reports of an inspection within 10 days after completion of the report, which reports shall also be separately and simultaneously forwarded by both agencies to the Tribal Chairperson. Upon certification by the Tribal Gaming Agency's experts that a Gaming Facility meets applicable standards, the Tribal Gaming Agency shall forward the experts' certification to the State within 10 days of issuance. If the State's agent objects to that certification, the Tribe shall make a good faith effort to address the State's concerns, but if the State does not withdraw its objection, the matter will be resolved in accordance with the dispute resolution provisions of Section 9.0.

         Sec. 6.4.3 Suitability Standard Regarding Gaming Licenses. (a) In reviewing an application for a gaming license, and in addition to any standards set forth in the Tribal Gaming Ordinance, the Tribal Gaming Agency shall consider whether issuance of the license is inimical to public health, safety, or welfare, and whether issuance of the license will undermine public trust that the Tribe's Gaming Operations, or tribal government gaming generally, are free from criminal and dishonest elements and would be conducted honestly. A license may not be issued unless, based on all information and documents submitted, the Tribal Gaming Agency is satisfied that the applicant is all of the following, in addition to any other criteria in IGRA or the Tribal Gaming Ordinance:

         (a) A person of good character, honesty, and integrity.

         (b) A person whose prior activities, criminal record (if any), reputation, habits, and associations do not pose a threat to the public interest or to the effective regulation and control of gambling, or create or enhance the dangers of unsuitable, unfair, or illegal practices, methods, or activities in the conduct of gambling, or in the carrying on of the business and financial arrangements incidental thereto.

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         (c) A person who is in all other respects qualified to be licensed as provided in this Gaming Compact, IGRA, the Tribal Gaming Ordinance, and any other criteria adopted by the Tribal Gaming Agency or the Tribe. An applicant shall not be found to be unsuitable solely on the ground that the applicant was an employee of a tribal gaming operation in California that was conducted prior to the effective date of this Compact.

         Sec. 6.4.4 Gaming Employees. (a) Every Gaming Employee shall obtain, and thereafter maintain current, a valid tribal gaming license, which shall be subject to biennial renewal; provided that in accordance with Section 6.4.9, those persons may be employed on a temporary or conditional basis pending completion of the licensing process.

         (b) Except as provided in subdivisions (c) and (d), the Tribe will not employ or continue to employ, any person whose application to the State Gaming Agency for a determination of suitability, or for a renewal of such a determination, has been denied or has expired without renewal.

         (c) Notwithstanding subdivision (a), the Tribe may retain in its employ a person whose application for a determination of suitability, or for a renewal of such a determination, has been denied by the State Gaming Agency, if: (i) the person holds a valid and current license issued by the Tribal Gaming Agency that must be renewed at least biennially; (ii) the denial of the application by the State Gaming Agency is based solely on activities, conduct, or associations that antedate the filing of the person's initial application to the State Gaming Agency for a determination of suitability; (iii) the person is not an employee or agent of any other gaming operation; and (iv) the person has been in the continuous employ of the Tribe for at least three years prior to the effective date of this Compact.

         (d) Notwithstanding subdivision (a), the Tribe may employ or retain in its employ a person whose application for a determination of suitability, or for a renewal of such a determination, has been denied by the State Gaming Agency, if the person is an enrolled member of the Tribe, as defined in this subdivision, and if (i) the person holds a valid and current license issued by the Tribal Gaming Agency that must be renewed at least biennially; (ii) the denial of the application by the State Gaming Agency is based solely on activities, conduct, or associations that antedate the filing of the person's initial application to the State Gaming Agency for a determination of suitability; and (iii) the person is not an employee or agent of any other gaming operation. For purposes of this subdivision, "enrolled member" means a person who is either (a) certified by the Tribe as having been a member of the Tribe for at least five (5) years, or (b) a holder of confirmation of membership issued by the Bureau of Indian Affairs.

         (e) Nothing herein shall be construed to relieve any person of the obligation to apply for a renewal of a determination of suitability as required by Section 6.5.6.

         Sec. 6.4.5 Gaming Resource Supplier. Any Gaming Resource Supplier who, directly or indirectly, provides, has provided, or is deemed likely to provide at least twenty-five thousand dollars ($25,000) in Gaming Resources in any 12-month period, or who has received at least twenty-five thousand dollars ($25,000) in any consecutive 12-month period within the 24-month period immediately preceding application, shall be licensed by the Tribal Gaming Agency prior to the sale, lease, or distribution, or further sale, lease, or distribution, of any such Gaming Resources to or in connection with the Tribe's Operation or Facility. These licenses shall be reviewed at least every two years for continuing compliance. In connection with such a review, the Tribal Gaming Agency shall require the Supplier to update all information provided in the previous application. For purposes of Section 6.5.2, such a review shall be deemed to constitute an application for renewal. The Tribe shall not enter into, or continue to make payments pursuant to, any contract or agreement for the provision of Gaming Resources with any person whose application to the State Gaming Agency for a determination of suitability has been denied or has expired without renewal. Any agreement between the Tribe and a Gaming Resource Supplier shall be deemed to include a provision for its termination without further liability on the part of the Tribe, except for the bona fide repayment of all outstanding sums (exclusive of interest) owed as of, or payment for services or materials received up to, the date of termination, upon revocation or non-renewal of the Supplier's license by the Tribal Gaming Agency based on a determination of unsuitability by the State Gaming Agency.

         Sec. 6.4.6 Financial Sources. Any person extending financing, directly or indirectly, to the Tribe's Gaming Facility or Gaming Operation shall be licensed by the Tribal Gaming Agency prior to extending that financing, provided that any person who is extending financing at the time of the execution of this Compact shall be licensed by the Tribal Gaming Agency within ninety (90) days of such execution. These licenses shall be reviewed at least every two years for continuing compliance. In connection with such a review, the Tribal Gaming Agency shall require the Financial Source to update all information provided in the previous application. For purposes of Section 6.5.2, such a review shall be deemed to constitute an application for renewal. Any agreement between the Tribe and a Financial Source shall be deemed to include a provision for its termination without further liability on the part of the Tribe, except for the bona fide repayment of all outstanding sums (exclusive of interest) owed as of the date of termination, upon revocation or non-renewal of the Financial Source's license by the Tribal Gaming Agency based on a determination of unsuitability by the State Gaming Agency. The Tribe shall not enter into, or continue to make payments pursuant to, any contract or agreement for the provision of financing with any person whose application to the State Gaming Agency for a determination of suitability has been denied or has expired without renewal. A Gaming Resource Supplier who provides financing exclusively in connection with the sale or lease of Gaming Resources obtained from that Supplier may be licensed solely in accordance with licensing procedures applicable, if at all, to Gaming Resource Suppliers. The Tribal Gaming Agency may, at its discretion, exclude from the licensing requirements of this section, financing provided by a federally regulated or state-regulated bank, savings and loan, or other federally- or state-regulated lending institution: or any agency of the federal, state, or local government; or any investor who, alone or in conjunction with others, holds less than 10% of any outstanding indebtedness evidenced by bonds issued by the Tribe.

         Sec. 6.4.7 Processing Tribal Gaming License Applications. Each applicant for a tribal gaming license shall submit the completed application along with the required information and an application fee, if required, to the Tribal Gaming Agency in accordance with the rules and regulations of that agency. At a minimum, the Tribal Gaming Agency shall require submission and consideration of all information required under IGRA, including Section 556.4 of Title 25 of the Code of Federal Regulations, for licensing primary management officials and key employees. For applicants who are business entities, these licensing provisions shall apply to the entity as well as: (i) each of its officers and directors; (ii) each of its principal management employees, including any chief executive officer, chief financial officer, chief operating officer, and general manager; (iii) each of its owners or partners, if an unincorporated business; (iv) each of its shareholders who owns more than 10 percent of the shares of the corporation, if a corporation; and (v) each person or entity (other than a financial institution that the Tribal Gaming Agency has determined does not require a license under the preceding section) that, alone or in combination with others, has provided financing in connection with any gaming authorized under this Gaming Compact, if that person or entity provided more than 10 percent of
(a) the start-up capital, (b) the operating capital over a 12-month period, or
(c) a combination thereof. For purposes of this Section, where there is any commonality of the characteristics identified in clauses (i) to (v), inclusive, between any two or more entities, those entities may be deemed to be a single entity. Nothing herein precludes the Tribe or Tribal Gaming Agency from requiring more stringent licensing requirements.

         Sec. 6.4.8 Background Investigations of Applicants. The Tribal Gaming Agency shall conduct or cause to be conducted all necessary background investigations reasonably required to determine that the applicant is qualified for a gaming license under the standards set forth in Section 6.4.3, and to fulfill all requirements for licensing under IGRA, the Tribal Gaming Ordinance, and this Gaming Compact The Tribal Gaming Agency shall not issue other than a temporary license until a determination is made that those qualifications have been met. In lieu of completing its own background investigation, and to the extent that doing so does not conflict with or violate IGRA or the Tribal Gaming Ordinance, the Tribal Gaming Agency may contract with the State Gaming Agency for the conduct of background investigations, may rely on a state certification of non-objection previously issued under a gaming compact involving another tribe, or may rely on a State gaming license previously issued to the applicant, to fulfill some or all of the Tribal Gaming Agency's background investigation obligation. An applicant for a tribal gaming license shall be required to provide releases to the State Gaming Agency to make available to the Tribal Gaming Agency background information regarding the applicant. The State Gaming Agency shall cooperate in furnishing to the Tribal Gaming Agency that information, unless doing so would violate any agreement the State Gaming Agency has with a source of the information other than the applicant, or would impair or impede a criminal investigation, or unless the Tribal Gaming Agency cannot provide sufficient safeguards to assure the State Gaming Agency that the information will remain confidential or that provision of the information would violate state or federal law. If the Tribe adopts an ordinance confirming that Article 6 (commencing with section 11140) of Chapter 1 of Title 1 of Part 4 of the California Penal Code is applicable to members, investigators, and staff of the Tribal Gaming Agency, and those members, investigators, and staff thereafter comply with that ordinance, then, for purposes of carrying out its obligations under this Section, the Tribal Gaming Agency shall be considered to be an entity entitled to receive state summary criminal history information within the meaning of subdivision (b)( 12) of section 11105 of the California Penal Code. The California

Department of Justice shall provide services to the Tribal Gaming Agency through the California Law Enforcement Telecommunications System (CLETS), subject to a determination by the CLETS advisory committee that the Tribal Gaming Agency is qualified for receipt of such services, and on such terms and conditions as are deemed reasonable by that advisory committee.

         Sec. 6.4.9 Temporary Licensing of Gaming Employees. Notwithstanding anything herein to the contrary, if the applicant has completed a license application in a manner satisfactory to the Tribal Gaming Agency, and that agency has conducted a preliminary background investigation, and the investigation or other information held by that agency does not indicate that the applicant has a criminal history or other information in his or her background that would either automatically disqualify the applicant from obtaining a license or cause a reasonable person to investigate further before issuing a license, or is otherwise unsuitable for licensing, the Tribal Gaming Agency may issue a temporary license and may impose such specific conditions thereon pending completion of the applicant's background investigation, as the Tribal Gaming Agency in its sole discretion shall determine. Special fees may be required by the Tribal Gaming Agency to issue or maintain a temporary license. A temporary license shall remain in effect until suspended or revoked, or a final determination is made on the application. At any time after issuance of a temporary license, the Tribal Gaming Agency may suspend or revoke it in accordance with Sections 6.5.1 or 6.5.5. and the State Gaming Agency may request suspension or revocation in accordance with subdivision (d) of Section 6.5.6. Nothing herein shall be construed to relieve the Tribe of any obligation under Part 558 of Title 25 of the Code of Federal Regulations.

         Sec. 6.5 Gaming License Issuance. Upon completion of the necessary background investigation, the Tribal Gaming Agency may issue a license on a conditional or unconditional basis. Nothing herein shall create a property or other right of an applicant in an opportunity to be licensed, or in a license itself, both of which shall be considered to be privileges granted to the applicant in the sole discretion of the Tribal Gaming Agency.

         Sec. 6.5.1 Denial, Suspension, or Revocation of Licenses. (a) Any application for a gaming license may be denied, and any license issued may be revoked, if the Tribal Gaming Agency determines that the application is, incomplete or deficient, or if the applicant is determined to be unsuitable or otherwise unqualified for a gaming license. Pending consideration of revocation, the Tribal Gaming Agency may suspend a license in accordance with
Section 6.5.5. All rights to notice and hearing shall be governed by tribal law, as to which the applicant will be notified in writing along with notice of an intent to suspend or revoke the license.

         (b) (i) Except as provided in paragraph (ii) below, upon receipt of notice that the State Gaming Agency has determined that a person would be unsuitable for licensure in a gambling establishment subject to the jurisdiction of the State Gaming Agency, the Tribal Gaming Agency shall promptly revoke any license that has theretofore been issued to the person; provided that the Tribal Gaming Agency may, in its discretion, re-issue a license to the person following entry of a final judgment reversing the determination of the State Gaming Agency in a proceeding in state court conducted pursuant to section 1085 of the California Civil Code.

         (ii) Notwithstanding a determination of unsuitability by the State Gaming Agency, the Tribal Gaming Agency may, in its discretion, decline to revoke a tribal license issued to a person employed by the Tribe pursuant to
Section 6.4.4(c) or Section 6.4.4(d).

         Sec. 6.5.2 Renewal of Licenses; Extensions; Further Investigation. The term of a tribal gaming license shall not exceed two years, and application for renewal of a license must be made prior to its expiration. Applicants for renewal of a license shall provide updated material as requested, on the appropriate renewal forms, but, at the discretion of the Tribal Gaming Agency, may not be required to resubmit historical data previously submitted or that is otherwise available to the Tribal Gaming Agency. At the discretion of the Tribal Gaming Agency, an additional background investigation may be required at any time if the Tribal Gaming Agency determines the need for further information concerning the applicant's continuing suitability or eligibility for a license. Prior to renewing a license, the Tribal Gaming Agency shall deliver to the State Gaming Agency copies of all information and documents received in connection with the application for renewal.

         Sec. 6.5.3 Identification Cards. The Tribal Gaming Agency shall require that all persons who are required to be licensed wear, in plain view at all times while in the Gaming Facility, identification badges issued by the Tribal Gaming Agency. Identification badges must display information including, but not limited to, a photograph and an identification number that is adequate to enable agents of the Tribal Gaming Agency to readily identify the person and determine the validity and date of expiration of his or her license.

         Sec. 6.5.4 Fees for Tribal License. The fees for all tribal licenses shall be set by the Tribal Gaming Agency.

         Sec. 6.5.5 Suspension of Tribal License. The Tribal Gaming Agency may summarily suspend the license of any employee if the Tribal Gaming Agency determines that the continued licensing of the person or entity could constitute a threat to the public health or safety or may violate the Tribal Gaming Agency's licensing or other standards. Any right to notice or hearing in regard thereto shall be governed by Tribal law.

         Sec. 6.5.6 State Certification Process. (a) Upon receipt of a completed license application and a determination by the Tribal Gaming Agency that it intends to issue the earlier of a temporary or permanent license, the Tribal Gaming Agency shall transmit to the State Gaming Agency a notice of intent to license the applicant, together with all of the following: (i) a copy of all tribal license application materials and information received by the Tribal Gaming Agency from the applicant (ii) an original set of fingerprint cards; (iii) a current photograph; and (iv) except to the extent waived by the State Gaming Agency, such releases of information, waivers, and other completed and executed forms as have been obtained by the Tribal Gaming Agency. Except for an applicant for licensing as a non-key Gaming Employee, as defined by agreement between the Tribal Gaming Agency and the State Gaming Agency, the Tribal Gaming

Agency shall require the applicant also to file an application with the State Gaming Agency, prior to issuance of a temporary or permanent tribal gaming license, for a determination of suitability for licensure under the California Gambling Control Act. Investigation and disposition of that application shall be governed entirely by state law, and the State Gaming Agency shall determine whether the applicant would be found suitable for licensure in a gambling establishment subject to that Agency's jurisdiction. Additional information may be required by the State Gaming Agency to assist it in its background investigation provided that such State Gaming Agency requirement shall be no greater than that which may be required of applicants for a State gaming license in connection with nontribal gaming activities and at a similar level of participation or employment. A determination of suitability is valid for the term of the tribal license held by the applicant, and the Tribal Gaming Agency shall require a licensee to apply for renewal of a determination of suitability at such time as the licensee applies for renewal of a tribal gaming license. The State Gaming Agency and the Tribal Gaming Agency (together with tribal gaming agencies under other gaming compacts) shall cooperate in developing standard licensing forms for tribal gaming license applicants, on a statewide basis, that reduce or eliminate duplicative or excessive paperwork, which forms and procedures shall take into account the Tribe's requirements under IGRA and the expense thereof.

         (b) Background Investigations of Applicants. Upon receipt of completed license application information from the Tribal Gaming Agency, the State Gaming Agency may conduct a background investigation pursuant to state law to determine whether the applicant would be suitable to be licensed for association with a gambling establishment subject to the jurisdiction of the State Gaming Agency. If further investigation is required to supplement the investigation conducted by the Tribal Gaming Agency, the applicant will be required to pay the statutory application fee charged by the State Gaming Agency pursuant to California Business and Professions Code section 19941(a), but any deposit requested by the State Gaming Agency pursuant to section 19855 of that Code shall take into account reports of the background investigation already conducted by the Tribal Gaming Agency and the NIGC, if any. Failure to pay the application fee or deposit may be grounds for denial of the application by the State Gaming Agency. The State Gaming Agency and Tribal Gaming Agency shall cooperate in sharing as much background information as possible, both to maximize investigative efficiency and thoroughness, and to minimize investigative costs. Upon completion of the necessary background investigation or other verification of suitability, the State Gaming Agency shall issue a notice to the Tribal Gaming Agency certifying that the State has determined that the applicant would be suitable, or that the applicant would be unsuitable, for licensure in a gambling establishment subject to the jurisdiction of the State Gaming Agency and, if unsuitable, stating the reasons therefor.

         (c) The Tribe shall monthly provide the State Gaming Agency with the name, badge identification number, and job descriptions of all non-key Gaming Employees.

         (d) Prior to denying an application for a determination of suitability, the State Gaming Agency shall notify the Tribal Gaming Agency and afford the Tribe an opportunity to be heard. If the State Gaming Agency denies an application for a determination of suitability, that

Agency shall provide the applicant with written notice of all appeal rights available under state law.

         Sec. 7.0 COMPLIANCE ENFORCEMENT.

         Sec. 7.1 On-Site Regulation. It is the responsibility of the Tribal Gaming Agency to conduct on-site gaming regulation and control in order to enforce the terms of this Gaming Compact, IGRA, and the Tribal Gaming Ordinance with respect to Gaming Operation and Facility compliance, and to protect the integrity of the Gaming Activities, the reputation of the Tribe and the Gaming Operation for honesty and fairness, and the confidence of patrons that tribal government gaming in California meets the highest standards of regulation and internal controls. To meet those responsibilities, the Tribal Gaming Agency shall, adopt and enforce regulations, procedures, and practices as set forth herein.

         Sec. 7.2 Investigation and Sanctions. The Tribal Gaming Agency shall investigate any reported violation of this Gaming Compact and shall require the Gaming Operation to correct the violation upon such terms and conditions as the Tribal Gaming Agency determines are necessary. The Tribal Gaming Agency shall be empowered by the Tribal Gaming Ordinance to impose fines or other sanctions within the jurisdiction of the Tribe against gaming licensees or other persons who interfere with or violate the Tribe's gaming regulatory requirements and obligations under IGRA, the Tribal Gaming Ordinance, or this Gaming Compact. The Tribal Gaming Agency shall report significant or continued violations of this Compact or failures to comply with its orders to the State Gaming Agency.

         Sec. 7.3 Assistance by State Gaming Agency. The Tribe may request the assistance of the State Gaming Agency whenever it reasonably appears that such assistance may be necessary to carry out the purposes described in Section 7.1, or otherwise to protect public health, safety, or welfare. If requested by the Tribe or Tribal Gaming Agency, the State Gaming Agency shall provide requested services to ensure proper compliance with this Gaming Compact. The State shall be reimbursed for its actual and reasonable costs of that assistance, if the assistance required expenditure of extraordinary costs.

         Sec. 7.4 Access to Premises by State Gaming Agency; Notification; Inspections. Notwithstanding that the Tribe has the primary responsibility to administer and enforce the regulatory requirements of this Compact, the State Gaming Agency shall have the right to inspect the Tribe's Gaming Facility with respect to Class III Gaming Activities only, and all Gaming Operation or Facility records relating thereto, subject to the following conditions:

         Sec. 7.4.1 Inspection of public areas of a Gaming Facility may be made at any time without prior notice during normal Gaming Facility business hours.

         Sec. 7.4.2 Inspection of areas of a Gaming Facility not normally accessible to the public may be made at any time during normal Gaming Facility business hours, immediately after the State Gaming Agency's authorized inspector notifies the Tribal Gaming Agency of his or her presence on the premises, presents proper identification, and requests access to the non-public areas of the Gaming Facility. The Tribal Gaming Agency, in its sole discretion, may require a member of the Tribal Gaming Agency to accompany the State Gaming Agency inspector at all times that the State Gaming Agency inspector is in a non-public area of the Gaming Facility. If the Tribal Gaming Agency imposes such a requirement, it shall require such member to be available at all times for those purposes and Shall ensure that the member has the ability, to gain immediate access to all non-public areas of the Gaming Facility. Nothing in this Compact shall be construed to limit the State Gaming Agency to one inspector during inspections.

         Sec. 7.4.3 (a) Inspection and copying of Gaming Operation papers, books, and records may occur at any time, immediately after notice to the Tribal Gaming Agency, during the normal hours of the Gaming Facility's business office, provided that the inspection and copying of those papers, books or records shall not interfere with the normal functioning of the Gaming Operation or Facility. Notwithstanding any other provision of California law, all information and records that the State Gaming Agency obtains, inspects, or copies pursuant to this Gaming Compact shall be, and remain, the property solely of the Tribe; provided that such records and copies may be retained by the State Gaming Agency as reasonably necessary for completion of any investigation of the Tribe's compliance with this Compact.

         (b) (i) The State Gaming Agency will exercise utmost care in the preservation of the confidentiality of any and all information and documents received from the Tribe, and will apply the highest standards of confidentiality expected under state law to preserve such information and documents from disclosure. The Tribe may avail itself of any and all remedies under state law for improper disclosure of information or documents. To the extent reasonably feasible, the State Gaming Agency will consult with representatives of the Tribe prior to disclosure of any documents received from the Tribe, or any documents compiled from such documents or from information received from the Tribe, including any disclosure compelled by judicial process, and, in the case of any disclosure compelled by judicial process, will endeavor to give the Tribe immediate notice of the order compelling disclosure and a reasonable opportunity to interpose an objection thereto with the court.

         (ii) The Tribal Gaming Agency and the State Gaming Agency shall confer and agree upon protocols for release to other law enforcement agencies of information obtained during the course of background investigations.

         (c) Records received by the State Gaming Agency from the Tribe in compliance with this Compact, or information compiled by the State Gaming Agency from those records, shall be exempt from disclosure under the California Public Records Act.

         Sec. 7.4.4 Notwithstanding any other provision of this Compact, the State Gaming Agency shall not be denied access to papers, books, records, equipment, or places where such access is reasonably necessary to ensure compliance with this Compact.

         Sec. 7.4.5 (a) Subject to the provisions of subdivision (b), the Tribal Gaming Agency shall not permit any Gaming Device to be transported to or from the Tribe's land except in accordance with procedures established, by agreement between the State Gaming Agency and the Tribal Gaming Agency and upon at least 10 days' notice to the Sheriff's Department for the county in which the land is located.

         (b) Transportation of a Gaming Device from the Gaming Facility within California is permissible only if: (i) The final destination of the device is a gaming facility of any tribe in California that has a compact with the State; (ii) The final destination of the device is any other state in which possession of the device or devices is made lawful by state law or by tribal-state compact; (iii) The final destination of the device is another country, or any state or province of another country, wherein possession of the device is lawful; or (iv) The final destination is a location within California for testing, repair, maintenance, or storage by a person or entity that has been licensed by the Tribal Gaming Agency and has been found suitable for licensure by the State Gaming Agency.

         (c) Gaming Devices transported off the Tribe's land in violation of this Section 7.4.5 or in violation of any permit issued pursuant thereto is subject to summary seizure by California peace officers.

         Sec. 8.0 RULES AND REGULATIONS FOR THE OPERATION AND MANAGEMENT OF THE TRIBAL GAMING OPERATION.

         Sec. 8.1 Adoption of Regulations for Operation and Management; Minimum Standards. In order to meet the goals set forth in this Gaming Compact and required of the Tribe by law, the Tribal Gaming Agency shall be vested with the authority to promulgate, and shall promulgate, at a minimum, rules and regulations or specifications governing the following subjects, and to ensure their enforcement in an effective manner:

         Sec. 8.1.1 The enforcement of all relevant laws and rules with respect to the Gaming Operation and Facility, and the power to conduct investigations and hearings with respect thereto, and to any other subject within its jurisdiction.

         Sec. 8.1.2 Ensuring the physical safety of Gaming Operation patrons and employees, and any other person while in the Gaming Facility. Nothing herein shall be construed to make applicable to the Tribe any state laws, regulations, or standards governing the use of tobacco.

         Sec. 8.1.3 The physical safeguarding of assets transported to, within, and from the Gaming Facility.

         Sec. 8.1.4 The prevention of illegal activity from occurring within the Gaming Facility or with regard to the Gaming Operation, including, but not limited to, the maintenance of employee procedures and a surveillance system as provided below.

         Sec. 8.1.5 The recording of any and all occurrences within the Gaming Facility that deviate from normal operating policies and procedures (hereafter "incidents"). The procedure for recording incidents shall: (1) specify that security personnel record all incidents, regardless of an employee's determination that the incident may be immaterial (all incidents shall be identified in writing); (2) require the assignment of a sequential number to each report (3) provide for permanent reporting in indelible ink in a bound notebook from which pages cannot be removed and in which entries are made on each side of each page; and (4) require that each report include, at a minimum, all of the following:

         (a) The record number.

         (b) The date.

         (c) The time.

         (d) The location of the incident.

         (e) A detailed description of the incident.

         (f) The persons involved in the incident.

         (g) The security department employee assigned to the incident.

         Sec. 8.1.6 The establishment of employee procedures designed to permit detection of any irregularities, theft, cheating, fraud, or the like, consistent with industry practice.

         Sec. 8.1.7 Maintenance of a list of persons barred from the Gaming Facility who, because of their past behavior, criminal history, or association with persons or organizations, pose a threat to the integrity of the Gaming Activities of the Tribe or to the integrity of regulated gaming within the State.

         Sec. 8.1.8 The conduct of an audit of the Gaming Operation, not less than annually, by an independent certified public accountant, in accordance with the auditing and accounting standards for audits of casinos of the American Institute of Certified Public Accountants.

         Sec. 8.1.9 Submission to, and prior approval, from the Tribal Gaming Agency of the rules and regulations of each Class III game to be operated by the Tribe, and of any changes in those rules and regulations. No Class III game may be played that has not received Tribal Gaming Agency approval.

         Sec. 8.1.10 Addressing all of the following:

         (a) Maintenance of a copy of the rules, regulations, and procedures for each game as played, including, but not limited to, the method of play and the odds and method of determining amounts paid to winners;

         (b) Specifications and standards to ensure that information regarding the method of play, odds, and payoff determinations shall be visibly displayed or available to patrons in written form in the Gaming Facility;

         (c) Specifications ensuring that betting limits applicable to any gaming station shall be displayed at that gaming station;

         (d) Procedures ensuring that in the event of a patron dispute over the application of any gaming rule or regulation, the matter shall be handled in accordance with, industry practice and principles of fairness, pursuant to the Tribal Gaming Ordinance and any rules and regulations promulgated by the Tribal Gaming Agency.

         Sec. 8.1.11 Maintenance of a closed-circuit television surveillance system consistent with industry standards for gaming facilities of the type and scale operated by the Tribe, which system shall be approved by, and may not be modified without the approval of, the Tribal Gaming Agency. The Tribal Gaming Agency shall have current copies of the Gaming Facility floor plan and closed-circuit television system at all times, and any modifications thereof first shall be approved by the Tribal Gaming Agency.

         Sec. 8.1.12 Maintenance of a cashier's cage in accordance with industry standards for such facilities.

         Sec. 8.1.13 Specification of minimum staff and supervisory requirements for each Gaming Activity to be conducted. Sec. 8.1.14 Technical standards and specifications for the operation of Gaming Devices and other games authorized herein to be conducted by the Tribe, which technical specifications may be no less stringent than those approved by a recognized gaming testing laboratory in the gaming industry.

         Sec. 8.2 State Civil and Criminal Jurisdiction. Nothing in this Gaming Compact affects the civil or criminal jurisdiction of the State under Public Law 280 (18 U.S.C. Sec. 1162; 28 U.S.C. Sec. 1360) or IGRA, to the extent applicable. In addition, criminal jurisdiction to enforce state gambling laws is transferred to the State pursuant to 18 U.S.C. ss. 1166(d), provided that no Gaming Activity conducted by the Tribe pursuant to this Gaming Compact may be deemed to be a civil or criminal violation of any law of the State.

         Sec. 8.3 (a) The Tribe shall take all reasonable steps to ensure that members of the Tribal Gaming Agency are free from corruption, undue influence, compromise, and conflicting interests in the conduct of their duties under this Compact; shall adopt a conflict-of-interest code to that end; and shall ensure the prompt removal of any member of the Tribal Gaming Agency who is found to have acted in a corrupt or compromised manner.

         (b) The Tribe shall conduct a background investigation on a prospective member of the Tribal Gaming Agency, who shall meet the background requirements of a management contractor under IGRA; provided that, if such official is elected through a tribal election process, that official may not participate in any Tribal Gaming Agency matters under this Compact unless a background investigation has been concluded and the official has been found to be suitable. If requested by the tribal government or the Tribal Gaming Agency, the State Gaming Agency may assist in the conduct of such a background investigation and may assist in the investigation of any possible corruption or compromise of a member of the agency.

         Sec. 8.4 In order to foster statewide uniformity of regulation of Class III gaming operations throughout the state, rules, regulations, standards, specifications, and procedures of the Tribal Gaming Agency in respect to any matter encompassed by Sections 6.0, 7.0, or 8.0 shall be consistent with regulations adopted by the State Gaming Agency in accordance with Section 8.4.1. Chapter 3.5 (commencing with section 11340) of Part 1 of Division 3 of Title 2 of the California Government Code does not apply to regulations adopted by the State Gaming Agency in respect to tribal gaming operations under this Section.

         Sec. 8.4.1 (a) Except as provided in subdivision (d), no State Gaming Agency regulation shall be effective with respect to the Tribe's Gaming Operation unless it has first been approved by the Association and the Tribe has had an opportunity to review and comment on the proposed regulation.

         (b) Every State Gaming Agency regulation that is intended to apply to the Tribe (other than a regulation proposed or previously approved by the Association) shall be submitted to the Association for consideration prior to submission of the regulation to the Tribe for comment as provided in subdivision (c). A regulation that is disapproved by the Association shall not be submitted to the Tribe for comment unless it is re-adopted by the State Gaming Agency as a proposed regulation, in its original or amended form, with a detailed, written response to the Association's objections.

         (c) Except as provided in subdivision (d), no regulation of the State Gaming Agency shall be adopted as a final regulation in respect to the Tribe's Gaming Operation before the expiration of 30 days after submission of the proposed regulation to the Tribe for comment as a proposed regulation, and after consideration of the Tribe's comments, if any.

         (d) In exigent circumstances (e.g., imminent threat to public health and safety), the State Gaming Agency may adopt a regulation that becomes effective immediately. Any such regulation shall be accompanied by a detailed, written description of the exigent circumstances, and shall be submitted immediately to the Association for consideration. If the regulation is disapproved by the Association, it shall cease to be effective, but may be re-adopted by the State Gaming Agency as a proposed regulation, in its original or amended form, with a detailed, written response to the Association's objections, and thereafter submitted to the Tribe for comment as provided in subdivision (c).

         (e) The Tribe may object to a State Gaming Agency regulation on the ground that it is unnecessary, unduly burdensome, or unfairly discriminatory, and may seek repeal or amendment of the regulation through the dispute resolution process of Section 9.0.

         Sec. 9.0 DISPUTE RESOLUTION PROVISIONS.

         Sec. 9.1 Voluntary Resolution; Reference to Other Means of Resolution. In recognition of the government-to-government relationship of the Tribe and the State, the parties shall make their best efforts to resolve disputes that occur under this Gaming Compact by good faith negotiations whenever possible. Therefore, without prejudice to the right of either party to seek injunctive relief against the other when circumstances are deemed to require immediate relief, the parties hereby establish a threshold requirement that disputes between the Tribe and the State first be subjected to a process of meeting and conferring in good faith in order to foster a spirit of cooperation and efficiency in the administration and monitoring of performance and compliance by each other with the terms, provisions, and conditions of this Gaming Compact, as follows:

         (a) Either party shall give the other, as soon as possible after the event giving rise to the concern, a written notice setting forth, with specificity, the issues to be resolved.

         (b) The parties shall meet and confer in a good faith attempt to resolve the dispute through negotiation not later than 10 days after receipt of the notice, unless both parties agree in writing to an extension of time.

         (c) If the dispute is not resolved to the satisfaction of the parties within 30 calendar days after the first meeting, then either party may seek to have the dispute resolved by an arbitrator in accordance with this section, but neither party shall be required to agree to submit to arbitration.

         (d) Disagreements that are not otherwise resolved by arbitration or other mutually acceptable means as provided in Section 9.3 may be resolved in the United States District Court where the Tribe's Gaming Facility is located, or is to be located, and the Ninth Circuit Court of Appeals (or, if those federal courts lack jurisdiction, in any state court of competent jurisdiction and its related courts of appeal). The disputes to be submitted to court action include, but are not limited to, claims of breach or violation of this Compact, or failure to negotiate in good faith as required by the terms of this Compact. In no event may the Tribe be precluded from pursuing any arbitration or judicial remedy against the State on the grounds that the Tribe has failed to exhaust its state administrative remedies. The parties agree that, except in the case of imminent threat to the public health or safety, reasonable efforts will be made to explore alternative dispute resolution avenues prior to resort to judicial process.

         Sec. 9.2 Arbitration Rules. Arbitration shall be conducted in accordance with the policies and procedures of the Commercial Arbitration
Rules of the American Arbitration Association, and shall be held on the Tribe's land or, if unreasonably inconvenient under the circumstances, at such other location, as the parties may agree. Each side shall bear its own costs, attorneys' fees, and one-half the costs and expenses of the American Arbitration Association and the arbitrator, unless the arbitrator rules otherwise. Only one neutral arbitrator may be named, unless the Tribe or the State objects, in which case a panel of three arbitrators (one of whom is selected by each party) will be named. The provisions of Section 1283.05 of the

California Code of Civil Procedure shall apply; provided that no discovery authorized by that section may be conducted without leave of the arbitrator. The decision of the arbitrator shall be in writing, give reasons for the decision, and shall be binding. Judgment on the award may be entered in any federal or state court having jurisdiction thereof.

         Sec. 9.3 No Waiver or Preclusion of Other Means of Dispute Resolution. This Section 9.0 may not be construed to waive, limit, or restrict any remedy that is otherwise available to either party, nor may this Section be construed to preclude, limit, or restrict the ability of the parties to pursue, by mutual agreement, any other method of dispute resolution, including, but not limited to, mediation or utilization of a technical advisor to the Tribal and State Gaming Agencies; provided that neither party is under any obligation to agree to such alternative method of dispute resolution.

         Sec. 9.4 Limited Waiver of Sovereign Immunity. (a) In the event that a dispute is to be resolved in federal court or a state court of competent jurisdiction as provided in this Section 9.0, the State and the Tribe expressly consent to be sued therein and waive any immunity therefrom that they may have provided that:

         (1) The dispute is limited solely to issues arising under this Gaming Compact;

         (2) Neither side makes any claim for monetary damages (that is, only injunctive, specific performance, including enforcement of a provision of this Compact requiring payment of money to one or another of the parties, or declaratory relief is sought); and

         (3) No person or entity other than the Tribe and the State is party to the action, unless failure to join a third party would deprive the court of jurisdiction; provided that nothing herein shall be construed to constitute a waiver of the sovereign immunity of either the Tribe or the State in respect to any such third party.

         (b) In the event of intervention by any additional party into any such action without the consent of the Tribe and the State, the waivers of either the Tribe or the State provided for herein may be revoked, unless joinder is required to preserve the court's jurisdiction; provided that nothing herein shall be construed to constitute a waiver of the sovereign immunity of either the Tribe or the State in respect to any such third party.

         (c) The waivers and consents provided for under this Section 9.0 shall extend to civil actions authorized by this Compact, including, but not limited to, actions to compel arbitration, any arbitration proceeding herein, any action to confirm or enforce any judgment or arbitration award as provided herein, and any appellate proceedings emanating from a matter in which an immunity waiver has been granted. Except as stated herein or elsewhere in this Compact, no other waivers or consents to be sued, either express or implied, are granted by either party.

         Sec. 10.0 PUBLIC AND WORKPLACE HEALTH, SAFETY, AND LIABILITY.

         Sec. 10.1 The Tribe will not conduct Class III gaming in a manner that endangers the public health, safety, or welfare; provided that nothing herein shall be construed to make applicable to the Tribe any state laws or regulations governing the use of tobacco.

         Sec. 10.2 Compliance. For the purposes of this Gaming Compact, the Tribal Gaming Operation shall:

         (a) Adopt and comply with standards no less stringent than state public health standards for food and beverage handling. The Gaming Operation will allow inspection of food and beverage services by state or county health inspectors, during normal hours of operation, to assess compliance with these standards, unless inspections are routinely made by an agency of the United States government to ensure compliance with equivalent standards of the United States Public Health Service. Nothing herein shall be construed as submission of the Tribe to the jurisdiction of those state or county health inspectors, but any alleged violations of the standards shall be treated as alleged violations of this Compact.

         (b) Adopt and comply with standards no less stringent than federal water quality and safe drinking water standards applicable in California; the Gaming Operation will allow for inspection and testing of water quality by state or county health inspectors, as applicable, during normal hours of operation, to assess compliance with these standards, unless inspections and testing are made by an agency of the United States pursuant to, or by the Tribe under express authorization of, federal law, to ensure compliance with federal water quality and safe drinking water standards. Nothing herein shall be construed as submission of the Tribe to the jurisdiction of those state or county health inspectors, but any alleged violations of the standards shall be treated as alleged violations of this Compact.

         (c) Comply with the building and safety standards set forth in
Section 6.4.

         (d) Carry no less than five million dollars ($5,000,000) in public liability insurance for patron claims, and that the Tribe provide reasonable assurance that those claims will be promptly and fairly adjudicated, and that legitimate claims will be paid: provided that nothing herein requires the Tribe to agree to liability for punitive damages or attorneys' fees. On or before the effective date of this Compact or not less than 30 days prior to the commencement of Gaming Activities under this Compact, whichever is later, the Tribe shall adopt and make available to patrons a tort liability ordinance setting forth the terms and conditions, if any, under which the Tribe waives immunity to suit for money damages resulting from intentional or negligent injuries to person or property at the Gaming Facility or in connection with the Tribe's Gaming Operation, including procedures for processing any claims for such money damages; provided that nothing in this Section shall require the Tribe to waive its immunity to suit except to the extent of the policy limits set out above.

         (e) Adopt and comply with standards no less stringent than federal workplace and occupational health and safety standards; the Gaming Operation will allow for inspection of

Gaming Facility workplaces by state inspectors, during normal hours of operation, to assess compliance with these standards, unless inspections are regularly made by an agency of the United States government to ensure compliance with federal workplace and occupational health and safety standards. Nothing herein shall be construed as submission of the Tribe to the jurisdiction of those state inspectors, but any alleged violations of the standards shall be treated as alleged violations of this Compact.

         (f) Comply with tribal codes and other applicable federal law regarding public health and safety;

         (g) Adopt and comply with standards no less stringent than federal laws and state laws forbidding employers generally from discriminating in the employment of persons to work for the Gaming Operation or in the Gaming Facility on the basis of race, color, religion, national origin, gender, sexual orientation, age, or disability; provided that nothing herein shall preclude the tribe from giving a preference in employment to Indians, pursuant to a duly adopted tribal ordinance.

         (h) Adopt and comply with standards that are no less stringent than state laws prohibiting a gaming enterprise from cashing any check drawn against a federal, state, county, or city fund, including but not limited to, Social Security, unemployment insurance, disability payments, or public assistance payments.

         (i) Adopt and comply with standards that are no less stringent than state laws, if any, prohibiting a gaming enterprise from providing, allowing, contracting to provide, or arranging to provide alcoholic beverages, or food or lodging for no charge or at reduced prices at a gambling establishment or lodging facility as an incentive or enticement.

         (j) Adopt and comply with standards that are no less stringent than state laws, if any, prohibiting extensions of credit.

         (k) Provisions of the Bank Secrecy Act, P.L. 91-508, October 26, 1970, 31 U.S.C. Sec. 5311-5314, as amended, and all reporting requirements of the Internal Revenue Service, insofar as such provisions and reporting requirements are applicable to casinos.

         Sec. 10.2.1 The Tribe shall adopt and, not later than 30 days after the effective date of this Compact, shall make available on request the standards described in subdivisions (a)-(c) and (e)-(k) of Section 10.2 to which the Gaming Operation is held. In the absence of a promulgated tribal standard in respect to a matter identified in those subdivisions, or the express adoption of an applicable federal statute or regulation in lieu of a tribal standard in respect to any such matter, the applicable state statute or regulation shall be deemed to have been adopted by the Tribe as the applicable standard.

         Sec. 10.3 Participation in state statutory programs related to employment. (a) In lieu of permitting the Gaming Operation to participate in the state statutory workers' compensation system, the Tribe may create and maintain a system that provides redress for employee work-related injuries through requiring insurance or self-insurance, which system must include a scope of coverage, availability of an independent medical examination, right to notice, hearings before an independent tribunal, a means of enforcement against the employer, and benefits comparable to those mandated for comparable employees under state law. Not later than the effective date of this Compact, or 60 days prior to the commencement of Gaming Activities under this Compact, the Tribe will advise the State of its election to participate in the statutory workers' compensation system or, alternatively, will forward to the State all relevant ordinances that have been adopted and all other documents establishing the system and demonstrating that the system is fully operational Sand compliant with the comparability standard set forth above. The parties agree that independent contractors doing business with the Tribe must comply with all state workers' compensation laws and obligations.

         (b) The Tribe agrees that its Gaming Operation will participate in the State's program for providing unemployment compensation benefits and unemployment compensation disability benefits with respect to employees employed at the Gaming Facility, including compliance with the provisions of the California Unemployment Insurance Code, and the Tribe consents to the jurisdiction, of the state agencies charged with the enforcement of that Code and of the courts of the State of California for purposes of enforcement.

         (c) As a matter of comity, with respect to persons employed at the Gaming Facility, other than members of the Tribe, the Tribal Gaming Operation shall withhold all taxes due to the State as provided in the California Unemployment Insurance Code and the Revenue and Taxation Code, and shall forward such amounts as provided in said Codes to the State.

         Sec. 10.4 Emergency Service Accessibility. The Tribe shall make reasonable provisions for adequate emergency fire, medical, and related relief and disaster services for patrons and employees of the Gaming Facility.

         Sec. 10.5 Alcoholic Beverage Service. Standards for alcohol service shall be subject to applicable law.

         Sec. 10.6 Possession of firearms shall be prohibited at all times in the Gaming Facility except for state, local, or tribal security or law enforcement personnel authorized by tribal law and by federal or state law to possess fire arms at the Facility.

         Sec. 10.7 Labor Relations.

         Notwithstanding any other provision of this Compact, this Compact shall be null and void if, on or before October 13, 1999, the Tribe has not provided an agreement or other procedure acceptable to the State for addressing organizational and representational Rights of Class III Gaming Employees and other employees associated with the Tribe's Class III gaming enterprise, such as food and beverage, housekeeping, cleaning, bell and door services, and laundry employees at the Gaming Facility or any related facility, the only significant purpose of which is to facilitate patronage at the Gaming Facility.

         Sec. 10.8 Off-Reservation Environmental Impacts.

         Sec. 10.8.1 On or before the effective date of this Compact, or not less than 90 days prior to the commencement of a Project, as defined herein, the Tribe shall adopt an ordinance providing for the preparation, circulation, and consideration by the Tribe of environmental impact reports concerning potential off-Reservation environmental impacts of any and all Projects to be commenced on or after the effective date of this Compact. In fashioning the environmental protection ordinance, the Tribe will make a good faith effort to incorporate the policies and purposes of the National Environmental Policy Act and the California Environmental Quality Act consistent with the Tribe's governmental interests.

         Sec. 10.8.2 (a) Prior to commencement of a Project, the Tribe will:

         (1) Inform the public of the planned Project;

         (2) Take appropriate actions to determine whether the project will have any significant adverse impacts on the off-Reservation environment;

         (3) For the purpose of receiving and responding to comments, submit all environmental impact reports concerning the proposed Project to the State Clearinghouse in the Office of Planning and Research and the county board of supervisors, for distribution to the public.

         (4) Consult with the board of supervisors of the county or counties within which the Tribe's Gaming Facility is located, or is to be located, and, if the Gaming Facility is within a city, with the city council, and if requested by the board or council, as the case may be, meet with them to discuss mitigation of significant adverse off-Reservation environmental impacts;

         (5) Meet with and provide an opportunity for comment by those members of the public residing off-Reservation within the vicinity of the Gaming Facility such as might be adversely affected by proposed Project.

         (b) During the conduct of a Project, the Tribe shall:

         (1) Keep the board or council, as the case may be, and potentially affected members of the public apprized of the project's progress; and

         (2) Make good faith efforts to mitigate any and all such significant adverse off-Reservation environmental impacts.

         (c) As used in Section 10.8.1 and this Section 10.8.2, the term "Project" means any expansion or any significant renovation or modification of an existing Gaming Facility, or any significant excavation, construction, or development associated with the Tribe's Gaming Facility or proposed Gaming Facility and the term "environmental impact reports" means any environmental assessment, environmental impact report, or environmental impact statement, as the case may be.

         Sec. 10.8.3 (a) The Tribe and the State shall, from time to time, meet to review the adequacy of this Section 10.8, the Tribe's ordinance adopted pursuant thereto, and the Tribe's compliance with its obligations under Section 10.8.2, to ensure that significant adverse impacts to the off-Reservation environment resulting from projects undertaken by the Tribe may be avoided or mitigated.

         (b) At any time after January 1, 2003, but not later than March 1, 2003, the State may request negotiations for an amendment to this Section
10.8 on the ground that, as it presently reads, the Section has proven to be inadequate to protect the off-Reservation environment from significant adverse impacts resulting from Projects undertaken by the Tribe or to ensure adequate mitigation by the Tribe of significant adverse off-Reservation environmental impacts and, upon such a request, the Tribe will enter into such negotiations in good faith.

         (c) On or after January 1, 2004, the Tribe may bring an action in federal court under 25 U.S.C. Sec. 2710(d)(7)(A)(i) on the ground that the State has failed to negotiate in good faith, provided that the Tribe's good faith in the negotiations shall also be in issue. In any such action, the court may consider whether the State's invocation of its rights under subdivision (b) of this Section 10.8.3 was in good faith. If the State has requested negotiations pursuant to subdivision (b) but, as of January 1, 2005; there is neither an agreement nor an order against the State under 25 U.S.C. Sec. 2710(d)(7)(B)(iii), then, on that date, the Tribe shall immediately cease construction and other activities on all projects then in progress that have the potential to cause adverse off-Reservation impacts, unless and until an agreement to amend this Section 10.8 has been concluded between the Tribe and the State.

         Sec. 11.0 EFFECTIVE DATE AND TERM OF COMPACT.

         Sec. 11.1 Effective Date. This Gaming Compact shall not be effective unless and until all of the following have occurred:

         (a) The Compact is ratified by statute in accordance with state law;

         (b) Notice of approval or constructive approval is published in the Federal Register as provided in 25 U.S.C. 2710(d)(3)(B); and

         (c) SCA 11 is approved by the California voters in the March 2000 general election.

         Sec. 11.2 Term of Compact; Termination.

         Sec. 11.2.1 Effective. (a) Once effective this Compact shall be in full force and effect for state law purposes until December 31, 2020.

         (b) Once ratified, this Compact shall constitute a binding and determinative agreement between the Tribe and the State, without regard to voter approval of any constitutional amendment, other than SCA 11, that authorizes a gaming compact.

         (c) Either party may bring an action in federal court, after providing a sixty (60) day written notice of an opportunity to cure any alleged breach of this Compact, for a declaration that the other party has materially breached this Compact. Upon issuance of such a declaration, the complaining party may unilaterally terminate this Compact upon service of written notice on the other parry. In the event a federal court determines that it lacks jurisdiction over such an action, the action may be brought in the superior court for the county in which the Tribe's Gaming Facility is located. The parties expressly waive their immunity to suit for purposes of an action under this subdivision, subject to the qualifications stated in Section 9.4(a).

         Sec. 12.0 AMENDMENTS; RENEGOTIATIONS.

         Sec. 12.1 The terms and conditions of this Gaming Compact may be amended at any time by the mutual and written agreement of both parties.

         Sec. 12.2 This Gaming Compact is subject to renegotiation in the event the Tribe wishes to engage in forms of Class III gaming other than those games authorized herein and requests renegotiation for that purpose, provided that no such renegotiation may be sought for 12 months following the effective date of this Gaming Compact.

         Sec. 12.3 Process and Negotiation Standards. All requests to amend or renegotiate this Gaming Compact shall be in writing, addressed to the Tribal Chairperson or the Governor, as the case may be, and shall include the activities or circumstances to be negotiated, together with a statement of the basis supporting the request. If the request meets the requirements of this Section, the parties shall confer promptly and determine a schedule for commencing negotiations within 30 days of the request. Unless expressly provided otherwise herein, all matters involving negotiations or other amendatory processes under Section 4.3.3(b) and this Section 12.0 shall be governed, controlled, and conducted in conformity with the provisions and requirements of IGRA, including those provisions regarding the obligation of the State to negotiate in good faith and the enforcement of that obligation in federal court. The Chairperson of the Tribe and the Governor of the State are hereby authorized to designate the person or agency responsible for conducting the negotiations, and shall execute any documents necessary to do so.

         Sec. 12.4 The Tribe shall have the right to terminate this Compact in the event the exclusive right of Indian tribes to operate Gaming Devices in California is abrogated by the enactment, amendment, or repeal of a state statute or constitutional provision, or the conclusive and dispositive judicial construction of a statute or the state Constitution by a California appellate court after the effective date of this Compact that Gaming Devices may lawfully be operated by another person, organization, or entity (other than an Indian tribe pursuant to a compact) within California.

         Sec. 13.0 NOTICES

         Unless otherwise indicated by this Gaming Compact, all notices required or authorized to be served shall be served by first-class mail at the following addresses:

        Governor                                          Tribal Chairperson
        State Capitol                                     Chuckchansi Indians
        Sacramento, California 95814                      46575 Road 417
                                                          Coarsegold, CA 93614


         Sec. 14.0 CHANGES IN IGRA. This Gaming Compact is intended to meet the requirements of IGRA as it reads on the effective date of this Gaming Compact, and when reference is made to the Indian Gaming Regulatory Act or to an implementing regulation thereof, the referenced provision is deemed to have been incorporated into this Compact as if set out in full. Subsequent changes to IGRA that diminish the rights of the State or the Tribe may not be applied retroactively to alter the terms of this Gaming Compact, except to the extent that federal law validly mandates that retroactive application without the State's or the Tribe's respective consent.

         Sec. 15.0 MISCELLANEOUS.

         Sec. 15.1 Third Party Beneficiaries. Except to the extent expressly provided under this Gaming Compact, this Gaming Compact is not intended to, and shall not be construed to, create any right on the part of a third party to bring an action to enforce any of its terms.

         Sec. 15.2 Complete agreement; revocation of prior requests to negotiate. This Gaming Compact, together with all addenda and approved amendments, sets forth the full and complete agreement of the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof.

         Sec. 15.3 Construction. Neither the presence in another tribal-state compact of language that is not included in this Compact, nor the absence in this Compact of language that is present in another tribal-state compact shall be a factor in construing the terms of this Compact.

         Sec. 15.4 Most Favored Tribe. If, after the effective date of this Compact, the State enters into a Compact with any other tribe that contains more favorable provisions with respect to any provisions of this Compact, the State shall, at the Tribe's request, enter into the preferred compact with the Tribe as a superseding substitute for this Compact; provided that the duration of the substitute compact shall not exceed the duration of this Compact.

         Sec. 15.5 Representations.

         By entering into this Compact, the Tribe expressly represents that, as of the date of the Tribe's execution of this Compact: (a) the undersigned has the authority to execute this Compact on behalf of his or her tribe and will provide written proof of such authority and ratification of this Compact by the tribal governing body no later than October 9, 1999;
(b) the Tribe is (i) recognized as eligible by the Secretary of the Interior for special programs and services provided by the United States to Indians because of their status as Indians, and (ii) recognized by the Secretary of the Interior as possessing powers of self-government. In entering into this Compact, the State expressly relies upon the foregoing representations by the Tribe, and the State's entry into the Compact is expressly made contingent upon the truth of those representations as of the date of the Tribe's execution of this Compact. Failure to provide written proof of authority to execute this Compact or failure to provide written proof of ratification by the Tribe's governing body will give the State the opportunity to declare this Compact null and void.

         IN WITNESS WHEREOF, the undersigned sign this Compact on behalf of the State of California and the Chuckchansi Indians.

         Done at Sacramento, California, this 10th day of September 1999.

   STATE OF CALIFORNIA                          CHUCKCHANSI INDIANS


__________________________________               _______________________________
By Gray Davis                                    By ROGER DAVIS

Governor of the State of California              Chairperson of the
                                                 Chuckchansi Indians

ATTEST:




________________________________________
Bill Jones
Secretary of State, State of California



                          [California State Seal]
                             [GRAPHIC OMITTED]

                ADDENDUM "A" TO TRIBAL-STATE GAMING COMPACT
                -------------------------------------------
                       BETWEEN THE CHUKCHANSI INDIANS
                       ------------------------------
                        AND THE STATE OF CALIFORNIA
                        ---------------------------



                             Modification No. 1
                             ------------------
         Section 6.4.4(d) is modified to read as follows:

Section 6.4.4(d) is modified to read as follows:

         (d) (1) Notwithstanding subdivision (a), the Tribe may employ or retain in its employ a person whose application for a determination of suitability, or for a renewal of such a determination, has been denied by the State Gaming Agency, if the person is an enrolled member of the Tribe, as defined in this subdivision, and if (A) the person holds a valid and current license issued by the Tribal Gaming Agency that must be renewed at least biennially; (B) the denial of the application by the State Gaming Agency is based solely on activities, conduct, or associations that antedate the filing of the person's initial application to the State Gaming Agency for a determination of suitability; and (C) the person is not an employee or agent of any other gaming operation.

         (2) For purposes of this subdivision, "enrolled member" means a person who is either: (A) a person certified by the Tribe as having been a member of the Tribe for at least five (5) years; (B) a holder of confirmation of membership issued by the Bureau of Indian Affairs: or (C), if the Tribe has 100 or more enrolled members as of the date of execution of this Compact, a person certified by the Tribe as being a member pursuant to criteria and standards specified in a tribal Constitution that has been approved by the Secretary of the Interior.

                             Modification No. 2
                             ------------------
         Section 8.4.1(e) is modified to read as follows:

         (e) The Tribe may object to a State Gaming Agency regulation on the ground that it is unnecessary, unduly burdensome, conflicts with a published final regulation of the NIGC, or is unfairly discriminatory, and may seek repeal or amendment of the regulation through the dispute resolution process of Section 9.0; provided that, if the regulation of the State Gaming Agency conflicts with a final published regulation of the NIGC, the NIGC regulation shall govern pending conclusion of the dispute resolution process.

                             Modification No. 3
                             ------------------
         Section 12.2 is modified to read as follows:

         Sec. 12.2. (a) This Gaming Compact is subject to renegotiation in the event the Tribe wishes to engage in forms of Class III gaming other than those games authorized herein and requests renegotiation for that purpose, provided that no such renegotiation may be sought for 12 months following the effective date of this Gaming Compact.

         (b) Nothing herein shall be construed to constitute a waiver of any rights under IGRA in the event of an expansion of the scope of permissible gaming resulting from a change in state law.

                             Modification No. 4
                             ------------------
         Section 11.2.1(a) is modified to read:

         Sec. 11.2.1. Effective. (a) Once effective this Compact shall be in full force and effect for state law purposes until December 31, 2020. No sooner than eighteen (18) months prior to the aforementioned termination date, either party may request the other party to enter into negotiations to extend this Compact or to enter into a new compact. If the parties have not agreed to extend the date of this Compact or entered into a new compact by the termination date, this Compact will automatically be extended to June 30, 2022, unless the parties have agreed to an earlier termination date.

                             Modification No. 5
                             ------------------
         Section 12.4 is modified to read as follows:

         Sec. 12.4. In the event the exclusive right of Indian tribes to operate Gaming Devices in California is abrogated by the enactment, amendment, or repeal of a state statute or constitutional provision, or the conclusive and dispositive judicial construction of a statute or the state Constitution by a California appellate court after the effective date of this Compact, that Gaming Devices may lawfully be operated by another person, organization, or entity (other than an Indian tribe pursuant to a compact) within California, the Tribe shall have the right to: (i) termination of this Compact in which case the Tribe will lose the right to operate Gaming Devices and other Class III gaming, or (ii) continue under the Compact with an entitlement to a reduction of the rates specified in
Section 5.1(a) following conclusion of negotiations, to provide for (a) compensation to the State for actual and reasonable costs of regulation, as determined by the state Department of Finance: (b) reasonable payments to local governments impacted by tribal government gaming; (c) grants for programs designed to address gambling addiction: (d) and such assessments as may be permissible at such time under federal law.

                             Modification No. 6
                             ------------------
         Section 10.2(d) is modified to read as follows:

         (d) Carry no less than five million dollars (55,000.000) in public liability insurance for patron claims, and the Tribe shall request its insurer to promptly and fairly settle all valid claims; provided that nothing herein requires the Tribe to agree to liability for punitive damages, any intentional acts not covered by the insurance policy, or attorneys' fees. On or before the effective date of this Compact or not less than 30 days prior to the commencement of Gaming Activities under this Compact, whichever is later, the Tribe shall adopt and make available to patrons a tort liability ordinance setting forth the terms and conditions, if any, under which the Tribe waives immunity to suit for money damages resulting from intentional or negligent injuries to person or property at the Gaming Facility or in connection with the Tribe's Gaming Operation, including procedures for processing any claims for such money damages; provided that nothing in this Section shall require the Tribe to waive its immunity to suit except to the extent of the policy limits and insurance coverage set out above.


                             Modification No. 7
                             ------------------
         Section 10.2(k) is modified to read as follows:

         (k) Comply with provisions of the Bank Secrecy Act, P.L. 91-508, October 26, 1970, 31 U.S.C. Sec. 5311-5314, as amended, and all reporting requirements of the Internal Revenue Service, insofar as such provisions and reporting requirements are applicable to casinos.

         IN WITNESS WHEREOF, the undersigned sign this Addendum on behalf of the State of California and the Chukchansi Indians.

  STATE OF CALIFORNIA                                      CHUCKCHANSI INDIANS


__________________________________                         __________________________________
By Gray Davis                                              By Roger Davis
Governor of the State of California                        Chairperson of the Chuckchansi
                                                           Indians

Executed this 8th day of October,                          Executed this 1st day of October,
1999, at Sacramento, California.                           1999, at Coarsegold, California


ATTEST:



________________________________________
Bill Jones
Secretary of State, State of California



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                                     5

                   ADDENDUM "B" TO TRIBAL-STATE GAMING COMPACT
                   -------------------------------------------
                         BETWEEN THE CHUKCHANSI INDIANS
                         ------------------------------
                           AND THE STATE OF CALIFORNIA
                           ---------------------------

         In compliance with Section 10.7 of the Compact, the Tribe agrees to adopt an ordinance identical to the Model Tribal Labor Relations Ordinance attached hereto, and to notify the State of that adoption no later than October 12, 1999. If such notice has not been received by the State by October 13, 1999, this Compact shall be null and void. Failure of the Tribe to maintain the Ordinance in effect during the term of this Compact shall constitute a material breach entitling the State to terminate this Compact. No amendment of the Ordinance shall be effective unless approved by the State.

Attachment:       Model Tribal Labor Relations Ordinance.

         IN WITNESS WHEREOF, the undersigned sign this Addendum on behalf of the State of California and the Chukchansi Indians.

  STATE OF CALIFORNIA                                   CHUCKCHANSI INDIANS


__________________________________                      __________________________________
By Gray Davis                                           By Roger Davis
Governor of the State of California                     Chairperson of the Chuckchansi
                                                        Indians

Executed this 8th day of October,                       Executed this 1st day of October,
1999, at Sacramento, California.                        1999, at Coarsegold, California





                                     # # # #

ATTEST:




________________________________________
Bill Jones
Secretary of State, State of California



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                                     7

[GRAPHIC OMITTED]

                               Picayune Rancheria
                                     Of the

                               CHUKCHANSI INDIANS
 46575 Road 417  o Coarsegold, CA 93614  o (559) 683-6633  o FAX (559) 683-0599



Governor Gray Davis
State Capital
Sacramento, California


Re:    Notice of Adoption Of Tribal Labor Relations Ordinance
       ------------------------------------------------------

Dear Governor Davis:

Pursuant to Section 10.7 of the Tribal-Stare Gaming Compact entered into by the Chukchansi Indians, I hereby notify you that the Chukchansi Indians adopted the Tribal Labor Relations Ordinance pursuant to Section 10.7 of the Tribal-State Gaming Compact on October 1.

         I declare under penalty of perjury that the foregoing is true and correct. Executed this 1st day of October, 1999, at Coarsegold, California.


                                         ____________________________________
                                         (Signature)

                                         ____________________________________
                                         (Print Name)

                                         ____________________________________
                                         (Title)

                                         ____________________________________
                                         (Address)

                                         ____________________________________
                                         (Date)

________________________________________
Bill Jones
Secretary of State, State of California



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                                     2

                         TRIAL LABOR RELATIONS ORDINANCE
                               September 14, 1999

Section 1:  Threshold of applicability

         (a) Any tribe with 250 or more persons employed in a tribal casino and related facility shall adopt this Tribal Labor Relations Ordinance (TLRO or Ordinance). For purposes of this ordinance, a "tribal casino" is one in which class III gaming is conducted pursuant to a tribal-state compact. A "related facility" is one for which the only significant purpose is to facilitate patronage of the class III gaming operations.

         (b) Any tribe which does not operate such a tribal casino as of September 10, 1999, but which subsequently opens a tribal casino, may delay adoption of this ordinance until one year from the date the number of employees in the tribal casino or related facility as defined in 1(a) above exceeds 250.

         (c) Upon the request of a labor union, the Tribal Gaming Commission shall certify the number of employees in a tribal casino or other related facility as defined in 1(a) above. Either party may dispute the certification of the Tribal Gaming Commission to the Tribal Labor Panel.

Section 2:  Definition of Eligible Employees

         (a) The provisions of this ordinance shall apply to any person (hereinafter "Eligible Employee") who is employed within a tribal casino in which Class III gaming is conducted pursuant to a tribal-state compact or other related facility, the only significant purpose of which is to facilitate patronage of the Class III gaming operations, except for any of the following:

         (1) any employee who is a supervisor, defined as any individual having authority, in the interest of the tribe and/or employer, to hire, transfer, suspend, lay off, recall, promote, discharge, assign, reward, or discipline other employees, or responsibility to direct them or to adjust their grievances, or effectively to recommend such action, if in connection with the foregoing the exercise of such authority is not of a merely routine or clerical nature, but requires the use of independent judgment;
         (2) any employee of the Tribal Gaming Commission;
         (3) any employee of the security or surveillance department, other than those who are responsible for the technical repair and maintenance of equipment;
         (4) any cash operations employee who is a "cage" employee or money counter; or (5) any dealer.

Section 3:  Non-interference with regulatory or security activities

         Operation of this Ordinance shall not interfere in any way with the duty of the Tribal Gaming Commission to regulate the gaming operation in accordance with the Tribe's National

Indian Gaming Commission-approved gaming ordinance. Furthermore, the exercise of rights hereunder shall in no way interfere with the tribal casino's surveillance/security systems, or any other internal controls system designed to protect the integrity of the tribe's gaming operations. The Tribal Gaming Commission is specifically excluded from the definition of tribe and its agents.

Section 4: Eligible Employees free to engage in or refrain from concerted activity

         Eligible Employees shall have the right to self-organization, to form, to join, or assist employee organizations, to bargain collectively through representatives of their own choosing, to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and shall also have the right to refrain from any or all such activities.

Section 5:  Unfair Labor Practices for the tribe

         It shall be an unfair labor practice for the tribe and/or employer or their agents:

         (1) to interfere with, restrain or coerce Eligible Employees in the exercise of the rights guaranteed herein;

         (2) to dominate or interfere with the formation of administration of any labor organization or contribute financial or other support to it, but this does not restrict the tribe and/or employer and a certified union from agreeing to union security or dues checkoff;
         (3) to discharge or otherwise discriminate against an Eligible Employee because s/he has filed charges or given testimony under this Ordinance;
         (4) to refuse to bargain collectively with the representatives of Eligible Employees.

Section 6:  Unfair Labor Practices for the union

         It shall be an unfair labor practice for a labor organization or its agents:

         (1) to interfere, restrain or coerce Eligible Employees in the exercise of the rights guaranteed herein;

         (2) to engage in, or to induce or encourage any individual employed by any person engaged in commerce or in an industry affecting commerce to engage in, a strike or a primary or secondary boycott or a refusal in the course of his employment to use, manufacture, process, transport or otherwise handle or work on any goods, articles, materials, or commodities or to perform any services; or to threaten, coerce, or restrain any person engaged in commerce or in an industry affecting commerce or other terms and conditions of employment. This section does not apply to section 11;
         (3) to force or require the tribe and/or employer to recognize or bargain with a particular labor organization as the representative of Eligible Employees if another labor organization has been certified as the representative of such Eligible Employees under the provisions of this TLRO;
         (4) to refuse to bargain collectively with the tribe and/or employer, provided it is the representative of Eligible Employees subject to the provisions herein;

         (5) to attempt to influence the outcome of a tribal governmental election, provided, however, that this section does not apply to tribal members.

Section 7:  Tribe and union right to free speech

                  The tribe's and union's expression of any view, argument or opinion or the dissemination thereof, whether in written, printed, graphic or visual form, shall not constitute or be evidence of interference with, restraint or coercion, if such expression contains no threat of reprisal or force or promise of benefit.

Section 8:  Access to Eligible Employees

         (a) Access shall be granted to the union for the purposes of organizing Eligible Employees, provided that such organizing activity shall not interfere with patronage of the casino or related facility or with the normal work routine of the Eligible Employees and shall be done on non-work time in non-work areas that are designated as employee break rooms or locker rooms that are not open to the public. The tribe may require the union and or union organizers to be subject to the same licensing rules applied to individuals or entities with similar levels of access to the casino or related facility, provided that such licensing shall not be unreasonable, discriminatory, or designed to impede access.

         (b) The Tribe, in its discretion, may also designate additional voluntary access to the Union in such areas as employee parking lots and non-Casino facilities located on tribal lands.

         (c) In determining whether organizing activities potentially interfere with normal tribal work routines, the union's activities shall not be permitted if the Tribal Labor Panel determines that they compromise the operation of the casino:
         (1) security and surveillance systems throughout the casino, and reservation;
         (2) access limitations designed to ensure security;
         (3) internal controls designed to ensure security;
         (4) other systems designed to protect the integrity of the tribe's gaming operations, tribal property and/or safety of casino personnel, patrons, employees or tribal members, residents, guests or invitees.

         (d) The tribe shall provide to the union, upon a thirty percent (30%) showing of interest to the Tribal Labor Panel, an election eligibility list containing the full first and last name of the Eligible Employees within the sought after bargaining unit and the Eligible Employees' last known address within ten (10) working days. Nothing herein shall preclude a tribe from voluntarily providing an election eligibility list and an earlier point of a union organizing campaign.

         (e) The tribe agrees to facilitate the dissemination of information from the union to Eligible Employees at the tribal casino by allowing posters, leaflets and other written materials to be posted in non-public employee break areas where the tribe already posts announcements pertaining to Eligible Employees. Actual posting of such posters, notices, and other materials, shall be by employees desiring to post such materials.

Section 9:  Indian preference explicitly permitted

         Nothing herein shall preclude the tribe from giving Indian preference in employment, promotion, seniority, lay-offs or retention to members of any federally recognized Indian tribe or shall in any way affect the tribe's right to follow tribal law, ordinances, personnel policies or the tribe's customs or traditions regarding Indian preference in employment, promotion, seniority, lay-offs or retention. Moreover, in the event of a conflict between tribal law, tribal ordinance or the tribe's customs and traditions regarding Indian preference and this Ordinance, the tribal law, tribal ordinance or the tribe's customs and traditions shall govern.

Section 10:  Secret ballot elections required

         (a) Dated and signed authorized cards from thirty percent (30%) or more of the Eligible Employees within the bargaining unit verified by the elections officer will result in a secret ballot election to be held within 30 days from presentation to the elections officer.

         (b) The election shall be conducted by the election office. The election officer shall be a member of the Tribal Labor Panel chosen pursuant to the dispute resolution provisions herein. All questions concerning representation of the tribe and/or Employer's Eligible Employees by a labor organization shall be resolved by the election officer. The election officer shall be chosen upon notification by the labor organization to the tribe of its intention to present authorization cards, and the same election officer shall preside thereafter for all proceedings under the request for recognition; provided however that if the election officer resigns, dies or is incapacitated for any other reason from performing the functions of this office, a substitute election officer shall be selected in accordance with the dispute resolution provisions herein.

         (c) The election officer shall certify the labor organization as the exclusive collective bargaining representative of a unit of employees if the labor organization has received the majority of votes by employees voting in a secret ballot election that the election officer determines to have been conducted fairly. If the election officer determines that the election was conducted unfairly due to misconduct by the tribe and/or employer or union, the election officer may order a re-run election. If the election officer determines that there was the commission of serious Unfair Labor Practices by the tribe that interfere with the election process and preclude the holding of a fair election, and the labor organization is able to demonstrate that it had the support of a majority of the employees in the unit at any point before or during the course of the tribe's misconduct, the election officer shall certify the labor organization.

         (d) The tribe or the union may appeal any decision rendered after the date of the election by the election officer to a three (3) member panel of the Tribal Labor Panel mutually chosen by both parties.

         (e) A union which loses an election and has exhausted all dispute remedies related to the election may not invoke any provisions of this labor ordinance at that particular casino or related facility until one year after the election was lost.

Section 11:  Collective bargaining impasse

         Upon recognition, the tribe and the union will negotiate in good faith for a collective bargaining agreement covering bargaining unit employees represented by the union. If collective bargaining negotiations result in impasse, and the matter has not been resolved by the tribal forum procedures sets forth in Section 13(b) governing resolution of impasse within sixty (60) working days or such other time as mutually agreed to by the parties, the union shall have the right to strike. Strike-related picketing shall not be conducted on Indian lands as defined in 25 U.S.C. Sec. 2703 (4).

Section 12:  Decertification of bargaining agent

         (a) The filing of any petition signed by thirty percent (30%) or more of the Eligible Employees in a bargaining unit seeking the decertification of a certified union, will result in a secret ballot election to be held 30 days from the presentation of the petition.

         (b) The election shall be conducted by an election officer. The election officer shall be a member of the Tribal Labor Panel chosen pursuant to the dispute resolution provisions herein. All questions concerning the decertification of the labor organization shall be resolved by an election officer. The election officer shall be chosen upon notification to the tribe and the union of the intent of the employees to present a decertification petition, and the same election officer shall preside thereafter for all proceedings under the request for decertification; provided however that if the election officer resigns, dies or is incapacitated for any other reason from performing the functions of this office, a substitute election officer shall be selected in accordance with the dispute resolution provisions herein.

         (c) The election officer shall order the labor organization decertified as the exclusive collective bargaining representative if a majority of the employees voting in a secret ballot election that the election officer determines to have been conducted fairly vote to decertify the labor organization. If the election officer determines that the election was conducted unfairly due to misconduct by the tribe and/or employer or the union the election officer may order a re-run election or dismiss the decertification petition.

         (d) A decertification proceeding may not begin until one (1) year after the certification of a labor union if there is no collective bargaining agreement. Where there is a collective bargaining agreement, a decertification petition may only be filed no more than 90 days and no less than 60 days prior to the expiration of a collective bargaining agreement. A decertification petition may be filed anytime after the expiration of a collective bargaining agreement.

         (e) The tribe or the union may appeal any decision rendered after the date of the election by the election officer to a three (3) member panel of the Tribal Labor Panel mutually chosen by both parties.

Section 13:  Binding dispute resolution mechanism

         (a) All issues shall be resolved exclusively through the binding dispute resolution mechanisms herein, with the exception of a collective bargaining negotiation impasse, which shall only go through the first level of binding dispute resolution.

         (b) The first level of binding dispute resolution for all matters related to organizing, election procedures, alleged unfair labor practices, and discharge of Eligible Employees shall be an appeal to a designated tribal forum such as a Tribal Council, Business Committee, or Grievance Board. The parties agree to pursue in good faith the expeditious resolution of these mattes within strict time limits. The time limits may not be extended without the agreement of both parties. In the absence of a mutually satisfactory resolution, either party may proceed to the independent binding dispute resolution set forth below. The agreed upon time limits are set forth as follows:
         (1) All matters related to organizing, election procedures and alleged unfair labor practices prior to the union becoming certified as the collective bargaining representative of bargaining unit employees, shall be resolved by the designated tribal forum within thirty (30) working days..
         (2) All matters after the union has become certified as the collective bargaining representative and relate specifically to impasse during negotiations, shall be resolved by the designated tribal forum within sixty (60) working days;

         (c) The second level of binding dispute resolution shall be a resolution by the Tribal Labor Panel, consisting of ten (10 arbitrators appointed by the mutual selection of the parties which panel shall serve all tribes that have adopted this ordinance. The Tribal Labor Panel shall have authority to hire staff and take other actions necessary to conduct elections, determine units, determine scope of negotiations, hold hearings, subpoena witnesses, take testimony, and conduct all other activities needed to fulfill its obligations under this Tribal Labor Relations Ordinance.

         (1) Each member of the Tribal Labor Panel shall have relevant experience in federal labor law and/or federal Indian law with preference given to those with experience in both. Names of individuals may be provided by such sources as, but not limited to, Indian Dispute Services, Federal Mediation and Conciliation Service, and the American Academy of Arbitrators.
         (2) Unless either party objects, one arbitrator from the Tribal Labor Panel will render a binding decision on the dispute under the Ordinance. If either party objects, the dispute will be decided by a three-member panel of the Tribal Labor Panel, which will render a binding decision. In the event there is one arbitrator, five (5) Tribal Labor Panel names shall be submitted to the parties and each party may strike no more than two (2) names. In the event there is a three (3) member panel, seven (7) TLP names shall be submitted to the parties and each party may strike no more than two (2) names. A coin toss shall determine which party may strike the first name. The arbitrator will generally follow the American Arbitration Association's procedural rules relating to labor dispute resolution. The arbitrator or panel must render a written, binding decision that complies in all respects with the provisions of this Ordinance.

         (d) Under the third level of binding dispute resolution, either party may seek a motion to compel arbitration or a motion to confirm an arbitration award in Tribal Court, which may be appealed to federal court. If the Tribal Court does not render its decision within 90 days, or in the event there is no Tribal Court, the matter may proceed directly to federal court. In the event the federal court declines jurisdiction, the tribe agrees to a limited waiver of its sovereign immunity for the sole purpose of compelling arbitration or confirming an arbitration award issued pursuant to the Ordinance in the appropriate state superior court. The parties are free to put at issue whether or not the arbitration award exceeds the authority of the Tribal Labor Panel.

                                  ATTACHMENT TO




                                   ADDENDUM B

                                TABLE OF CONTENTS

Sec. 1.0     PURPOSES AND OBJECTIVES..........................................2

Sec. 2.0     DEFINITIONS......................................................2

Sec. 3.0     CLASS III GAMING AUTHORIZED AND PERMITTED........................5

Sec. 4.0     SCOPE OF CLASS III GAMING........................................5

Sec. 5.0     REVENUE DISTRIBUTION.............................................8

Sec. 6.0     LICENSING........................................................9

Sec. 7.0     COMPLIANCE ENFORCEMENT..........................................18

Sec. 8.0     RULES AND REGULATIONS FOR THE OPERATION AND
             MANAGEMENT OF THE TRIBAL GAMING  OPERATION......................20

Sec. 9.0     DISPUTE RESOLUTION PROVISIONS...................................24

Sec. 10.0    PUBLIC AND WORKPLACE HEALTH, SAFETY,
             AND LIABILITY...................................................26

Sec. 11.0    EFFECTIVE DATE AND TERM OF COMPACT..............................30

Sec. 12.0    AMENDMENTS; RENEGOTIATIONS......................................31

Sec. 13.0    NOTICES.........................................................32

Sec. 14.0    CHANGES IN IGRA.................................................32

Sec. 15.0    MISCELLANEOUS...................................................32